As filed with the Securities and Exchange Commission on May 9, 2019

Registration No. 333-[ ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UNITED STATES COMMODITY INDEX FUNDS TRUST
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	27-1537655
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC	Daphne G. Frydman
1850 Mt. Diablo Boulevard, Suite 640	1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, California 94596	Walnut Creek, California 94596
510.522.9600	510.522.9600
(Address, Including Zip Code, and Telephone Number,	(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)	Including Area Code, of Agent for Service)

Copies to:
James M. Cain, Esq.
Eversheds Sutherland (US) LLP
700 Sixth Street, N.W., Suite 700
Washington, DC 20001-3980
202.383.0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer	☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Shares of USCF Crescent Crypto Index Fund	1,000	$20.00	$20,000	$2.42

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

USCF Crescent Crypto Index Fund

[•] Shares

*Principal U.S. Listing Exchange: NYSE Arca, Inc.

The USCF Crescent Crypto Index Fund (“XBET” or the “Fund”), a series of the United States Commodity Index Funds Trust, is an exchange traded fund that intends to issue shares that trade on the NYSE Arca stock exchange (“NYSE Arca”). The investment objective of XBET is for the daily changes in percentage terms of its per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the Crescent Crypto Core II Index (the “CCINDX”), less XBET’s expenses. The CCINDX was designed by Crescent Crypto Index Services LLC (“Crescent Index Services”), a wholly owned subsidiary of Crescent Crypto Asset Management, LLC (“Crescent”) to track the performance of a market capitalization weighted portfolio of Bitcoin and Ether (each, a “Portfolio Cryptocurrency” and collectively, “Portfolio Cryptocurrencies”). In seeking to track the CCINDX, XBET’s sponsor, United States Commodity Funds LLC (“USCF”), will invest XBET’s assets in Portfolio Cryptocurrencies. XBET pays USCF a management fee and incurs operating costs. The address of both USCF and XBET is 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, CA 94596. The telephone number for both USCF and XBET is 510.522.9600.

The CCINDX is owned and maintained by Crescent and calculated and published by [______] (the “Calculation Agent”). USCF will employ Crescent Crypto Manager LLC, a wholly owned subsidiary of Crescent, as co-portfolio manager to XBET. Crescent is located at 101 Hudson Street, Suite 2100, Jersey City, NJ 07302. Crescent’s telephone number is 201.630.0690.

In order for a hypothetical investment in shares to breakeven over the next 12 months, assuming a selling price of $20.00 (the initial offering price), the investment would have to generate [•]% return or $[•]. The amount for this breakeven analysis takes into account a fee waiver, which USCF may terminate at any time in its discretion. Please see page [•] for more information.

XBET is an exchange traded fund. This means that most investors who decide to buy or sell shares of XBET place their trade orders through their brokers and may incur customary brokerage commissions and charges. Shares of XBET are expected to trade on the NYSE Arca under the ticker symbol “XBET” and will be bought and sold throughout the trading day at bid and ask prices like other publicly traded securities.

Shares will trade on the NYSE Arca after they are initially purchased by “Authorized Participants,” institutional firms that purchase and redeem shares in blocks of 50,000 shares called “baskets” through XBET’s marketing agent, [_________________ (the “Marketing Agent”)]. The price of a basket is equal to the NAV of 50,000 shares on the day that the order to purchase the basket is accepted by the Marketing Agent. The NAV per share will be calculated by taking the current market value of XBET’s total assets (after close of NYSE Arca) subtracting any liabilities and dividing that total by the total number of outstanding shares. The offering of XBET’s shares is a “best efforts” offering, which means that neither the Marketing Agent nor any Authorized Participant is required to purchase a specific number or dollar amount of shares. USCF pays the Marketing Agent a marketing fee consisting of a fixed annual amount plus an incentive fee based on the amount of shares sold. Authorized Participants will not receive from XBET, USCF or any of their affiliates any fee or other compensation in connection with the sale of shares. Aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering of shares will not exceed ten percent (10%) of the gross proceeds of the offering.

Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the net asset value of the shares of XBET. Premiums and discounts may be due to supply and demand forces at work in the secondary trading market for XBET’s shares that may be closely related to, but not identical to, the same forces influencing the prices of the Portfolio Cryptocurrencies in which XBET invests. Investing in XBET involves risks similar to those involved with an investment directly in the Portfolio Cryptocurrencies and other significant risks. Investing in XBET involves risks similar to those involved with an investment directly in the cryptocurrency market, the correlation risk described above, and other significant risks. See “Risk Factors Involved with an Investment in XBET” beginning on page 4.

The offering of XBET’s shares is registered with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted under the rules under the 1933 Act, although the offering may be temporarily suspended if and when no suitable investments for XBET are available or practicable. XBET is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

AN INVESTMENT IN XBET MAY NOT BE SUITABLE FOR RETAIL INVESTORS. XBET WILL HOLD CRYPTOCURRENCIES AND THEREFORE MAY BE RISKIER THAN OTHER EXCHANGE TRADED PRODUCTS THAT DO NOT HOLD CRYPTOCURRENCIES OR INTERESTS RELATED TO CRYPTOCURRENCIES. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 4.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

USCF is a commodity pool operator subject to regulation by the Commodity Futures Trading Commission and the National Futures Association under the Commodity Exchange Act (“CEA”).

The date of this prospectus is         , 2019.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about XBET and its shares, it does not contain or summarize all of the information about XBET and its shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors Involved with an Investment in XBET” beginning on page 4, before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

The Trust and XBET

The United States Commodity Index Funds Trust (the “Trust”) is a Delaware statutory trust formed on December 21, 2009. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act and is organized into four separate series. The USCF Crescent Crypto Index Fund (“XBET”) formed on May 7, 2019, is a series of the Trust. XBET continuously issues common shares of beneficial interest that may be purchased and sold on the NYSE Arca stock exchange (“NYSE Arca”). The Trust and XBET operate pursuant to the Trust’s Fourth Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of December 15, 2017. Wilmington Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust and XBET are managed and controlled by USCF. USCF is a limited liability company formed in Delaware on May 10, 2005, that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission and is a member of the National Futures Association (“NFA”).

XBET’s Investment Objective and Strategy

The investment objective of XBET is for the daily changes in percentage terms of its per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the Crescent Crypto Core II Index (the “CCINDX”), less XBET’s expenses.

The CCINDX was designed by Crescent Index Services, a wholly owned subsidiary of Crescent Crypto Asset Management, LLC (“Crescent”) to track the performance of a market capitalization weighted portfolio of Bitcoin and Ether (each, a “Portfolio Cryptocurrency” and collectively, “Portfolio Cryptocurrencies”). In seeking to track the CCINDX, XBET’s sponsor, United States Commodity Funds LLC (“USCF”), will invest XBET’s assets in Portfolio Cryptocurrencies.

The “Crescent Crypto II Index” and “CRESCENT CRYPTO” are trademarks of Crescent Index Services and have been licensed for use for certain purposes by USCF.  XBET is based on the CCINDX and is not sponsored, endorsed, sold or promoted by Crescent or its affiliates, and neither Crescent nor any of its affiliates makes any representations regarding the advisability of trading in such fund.

CCINDX

CCINDX is composed of a portfolio (the “Portfolio”) of Bitcoin and Ether (each, a “Portfolio Cryptocurrency” and collectively, “Portfolio Cryptocurrencies”), which are the largest and most liquid cryptocurrencies. CCINDX was designed by Crescent.

For purposes of assigning a weight to each Portfolio Cryptocurrency, Crescent calculates market capitalization using data from a select subset of publicly-available cryptocurrency exchanges and liquidity providers, including over-the-counter (“OTC”) liquidity providers, representing a high-qualify subset of global volumes of each Portfolio Cryptocurrency. The Crescent Crypto Index Committee selects liquidity providers based on a strong history of security controls, availability to US institutional investors, substantial trading volumes, and a strong track record of local regulatory compliance. The pricing used to calculate the market capitalization of a cryptocurrency is determined by taking the exchange volume weighted average price from all eligible exchanges. The circulating supply of each cryptocurrency is then multiplied by the calculated price to determine the market capitalization. The index does not use any ‘cap’ or ‘floor’ factors to restrict the weights of the components.

The index will be rebalanced on a monthly basis.

Bitcoin and the Bitcoin Network

Bitcoin is based on the decentralized, open source protocol of a peer-to-peer network (the “Bitcoin network”). No single entity owns or operates the Bitcoin network. Bitcoin is not issued by governments, banks or similar organizations. The infrastructure of the Bitcoin network is collectively maintained by a decentralized user base. The Bitcoin network is accessed through software, and software governs bitcoin’s creation, movement, and ownership. The value of bitcoin is determined, in part, by the supply of, and demand for, bitcoin in the global exchange markets for the trading of bitcoin, market expectations for the adoption of bitcoin as a decentralized store of value, the number of merchants and/or institutions that accept bitcoin as a form of payment and the volume of private end-user-to-end-user transactions.

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Bitcoin transaction and ownership records are reflected on the “Bitcoin Blockchain,” which is a digital public record or ledger. Copies of this ledger are stored in a decentralized manner on the computers of each Bitcoin network node (a node is any user who maintains on their computer a full copy of all the bitcoin transaction records, the blockchain, as well as related software). Transaction data is permanently recorded in files called “blocks,” which reflect transactions that have been recorded and authenticated by Bitcoin network participants. The Bitcoin network software source code includes protocols that govern the creation of bitcoin and the cryptographic system that secures and verifies bitcoin transactions.

Ether and the Ethereum Network

Ether is a digital currency used to fuel the Ethereum blockchain. In order to create smart contracts and DApps, Ether is required for application developers to pay for transaction fees and computational services on the Ethereum network. All transactions on the Ethereum network require Ether to be executed.

Ethereum is an open sourced, decentralized smart contract platform that runs on a blockchain and enables self-executing code called smart contracts or decentralized applications (DApp). No single entity owns or operates the Ethereum blockchain. Rather, the infrastructure is maintained by a decentralized user base, who both support the network and build DApps. These DApps run exactly as programmed without the possibility of censorship. This allows developers to create autonomous and binding contracts capable of self-executing without the need for a trusted middleman or counterparty.

Similar to Bitcoin, the Ethereum Network maintains a decentralized ledger to determine the exact Ether balance of any digital wallet on the Ethereum blockchain. Transfers of Ether are made peer-to-peer between end users without any intermediaries. Each transaction is broadcast to the network and permanently recorded on the blockchain by all of the Ethereum validators. All of these transactions are public and can be viewed using a block explorer.

Principal Investment Risks of an Investment in XBET

An investment in XBET involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 4.

Risk Associated with Cryptocurrencies

Cryptocurrency is an emerging asset class. The market prices of Bitcoin and Ether have been subject to extreme fluctuations and recently have appreciated and lost value rapidly. If cryptocurrency markets continue to be subject to sharp fluctuations, investors may experience losses as the value of XBET’s investments decline. Similar to fiat currencies (i.e., a currency that is backed by a central bank or a national, supra-national or quasi-national organization), cryptocurrencies are susceptible to theft, loss and destruction. Cryptocurrency exchanges and other trading venues on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. Despite efforts to ensure accurate pricing, XBET, and the price of cryptocurrencies generally, remains subject to volatility experienced by the cryptocurrency exchanges and other cryptocurrency trading venues. Such volatility can adversely affect an investment in XBET.

Risks Associated with CCINDX

CCINDX is a new index and has a limited history and the methodology for determining CCINDX established by Crescent is relatively new and untested. The failure of one or more of the assumptions built into CCINDX methodology could have an adverse effect on XBET and on the value of an investment in XBET. Indexes are unmanaged and it is not possible to invest directly in an index. In addition, the performance of XBET and CCINDX may diverge due to factors such as imperfect correlation between XBET’s investments and components of CCINDX, regulatory restrictions, high portfolio turnover rate, rounding of prices and timing differences associated with additions to and deletions from CCINDX.

Risks Associated with Investing in XBET

Investors may choose to use XBET as means of investing indirectly in cryptocurrencies. As noted, there are significant risks and hazards inherent in the cryptocurrency industry that may cause the price of cryptocurrencies to widely fluctuate. An investment in XBET is suitable only for certain sophisticated investors for whom such investment does not constitute a complete investment program and that fully understand, are willing to assume, and have the financial resources necessary to withstand, the risks involved in XBET’s investment strategy, and that can bear the potential loss of their entire investment in XBET. There is no assurance as to whether XBET will be profitable or meet its expenses and liabilities. Any investment made in XBET may result in a total loss of the investment.

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Tax Risk

XBET is organized as a Delaware statutory trust, but taxed as a limited partnership in accordance with the provisions of its Trust Agreement and applicable state law, and therefore, has a more complex tax treatment than conventional mutual funds.

Other Risks

XBET pays fees and expenses that are incurred regardless of whether it is profitable.

Unlike mutual funds, other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, XBET generally does not distribute cash to limited partners or other shareholders. You should not invest in XBET if you will need cash distributions from XBET to pay taxes on your share of income and gains of XBET, if any, or for any other reason.

You will have no rights to participate in the management of XBET and will have to rely on the duties and judgment of USCF to manage XBET.

XBET is subject to actual and potential inherent conflicts involving USCF, Crescent, various commodity futures brokers and “Authorized Participants,” the institutional firms that directly purchase and redeem shares in baskets of 50,000 shares. USCF’s officers, directors and employees do not devote their time exclusively to XBET. USCF’s personnel are directors, officers or employees of other entities that may compete with XBET for their services, including funds that USCF manages. USCF could have a conflict between its responsibilities to XBET and to those other entities. As a result of these and other relationships, parties involved with XBET have a financial incentive to act in a manner other than in the best interest of XBET and the shareholders.

XBET’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of XBET. You should note that you may pay brokerage commissions on purchases and sales of XBET’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares—Creation and Redemption Transaction Fee,” page 53.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

[Management Fees 1]	[•]	%
Distribution Fees[2]	[•]	%
Other Fund Expenses[3]	[•]	%
[Expense Waiver4]	[(•	)]%
Total Annual Fund Operating Expenses	[•]	%

(1)	[XBET is contractually obligated to pay USCF a management fee based on daily net assets and paid monthly of [•]% per annum on average net assets. Average daily net assets are calculated daily by taking the average of the total net assets of XBET over the calendar year, i.e., the sum of daily total net assets divided by the number of calendar days in the year. On days when markets are closed, the total net assets are the total net assets from the last day when the market was open.]
(2)	XBET determined this estimate as follows based on XBET having [•] blocks of 50,000 shares (“Creation Baskets”) sold and [•] shares outstanding.
(3)	This consists of the Registration Fee, Independent Directors’ and Officers’ Fees, and fees and expenses associated with tax accounting and reporting.
(4)	[USCF has voluntarily agreed to pay certain fees typically borne by XBET, to the extent that such fees exceed [•]% of XBET’s NAV (before any applicable voluntary or contractual expense waivers), on an annualized basis. USCF can terminate this agreement at any time in its sole discretion. If this agreement were terminated, the Annual Fund Operating Expenses could increase, which would negatively impact your total return from an investment in XBET.]
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RISK FACTORS INVOLVED WITH AN INVESTMENT IN XBET

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus as well as information found in our periodic reports, which include the Trust’s and XBET’s financial statements and the related notes that are incorporated by reference. See “Incorporation By Reference of Certain Information”, page 61.

Cryptocurrencies are cryptographically secured digital bearer instruments. Although in the early stages of development and acceptance, cryptocurrencies have the potential to challenge and disrupt many areas of the market, including traditional systems of currency, payments, computation, and value transfer, among other applications.

The first cryptocurrency, Bitcoin, was created in 2009 by pseudonymous developer Satoshi Nakamoto. In the ensuing years, the number of cryptocurrencies, market participants and companies in the space has increased dramatically. Well-known cryptocurrencies include Bitcoin, Ether, XRP, Bitcoin cash, Litecoin and EOS. Protocols and their use cases are still being defined and evolving.

Cryptocurrency is still a small asset class. It is an immature space with standards, best practices, track records, market volumes, and institutions still being developed. In addition, cryptocurrency has a limited history of operations (roughly ten years) and there is no established performance record for the price of cryptocurrencies on the cryptocurrency market that can provide an adequate basis for evaluating an investment in cryptocurrencies. Although past performance is not necessarily indicative of future results, if cryptocurrencies had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in XBET.

Risks Associated with the Portfolio Cryptocurrencies (e.g., Bitcoin and Ether)

Bitcoin and Ether are new technological innovations with limited operating histories.

Bitcoin and Ether have a limited history of operations (roughly ten years) and there is no established performance record for the price of the Portfolio Cryptocurrencies that can provide an adequate basis for evaluating an investment in the Portfolio Cryptocurrencies. Although past performance is not necessarily indicative of future results, if Bitcoin or Ether had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in XBET.

The prices of Bitcoin and Ether have exhibited periods of extreme volatility, which could have a negative impact on the performance of XBET.

The prices of Bitcoin and Ether have experienced periods of extreme volatility and may be influenced by, among other things, trading activity and the closing of certain cryptocurrency trading platforms due to fraud, failure, security breaches or otherwise. Speculators and investors who seek to profit from trading and holding the Portfolio Cryptocurrencies generate a significant portion of demand. Such speculation regarding the potential future appreciation in the value of the Portfolio Cryptocurrencies may inflate the prices. Conversely, a decrease in demand or speculation for, or government regulation and the perception of onerous regulatory actions, may cause a drop in the price of the Portfolio Cryptocurrencies. Developments related to the Portfolio Cryptocurrencies’ operations, individual cryptocurrency exchanges and the overall cryptocurrency market also contribute to the volatility in the price of the Portfolio Cryptocurrencies. These factors may continue to increase the volatility of the price of the Portfolio Cryptocurrencies, which may have a negative impact on the performance of XBET.

Exchanges on which Bitcoin and Ether trade are relatively new and, in some cases, largely unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of XBET.

Over the past several years, a number of cryptocurrency exchanges have been closed or faced issues due to fraud, failure, security breaches or governmental regulations. The nature of the assets held at these exchanges makes them appealing targets for hackers and a number of cryptocurrency exchanges have been victims of cybercrimes. In many of these instances, the customers of such exchanges were not compensated or made whole for the partial or complete losses of their account balances in such exchanges that trade in the Portfolio Cryptocurrencies. Further, the failure of the Bitcoin or Ether markets or any other major component of the overall Bitcoin or Ether ecosystem can have an adverse effect on the price of the Portfolio Cryptocurrencies and could have a negative impact on the performance of XBET.

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A decline in the adoption of Bitcoin or Ether could negatively impact the performance of XBET.

The adoption of Bitcoin and Ether has been increasing since the Portfolio Cryptocurrencies first gained mass media attention in 2013. Today, Bitcoin makes up approximately 55% and Ether about 10% of the total cryptocurrency market capitalization. They are both increasingly accepted as a form of payment in the U.S. and abroad. The adoption, however, has been limited when compared with the increase in the price of the Portfolio Cryptocurrencies as determined by the cryptocurrency markets. The continued adoption of Bitcoin and Ether will require growth in its usage and in the usage of the Bitcoin Network and the Ethereum Network for various applications, as well as an accommodating regulatory environment. A lack of expansion in usage of Bitcoin or Ether could adversely affect the market for the Portfolio Cryptocurrencies and may have a negative impact on the performance of XBET. Even if growth in Bitcoin and Ether adoption continues in the near or medium-term, there is no assurance that Bitcoin or Ether usage will continue to grow over the long-term. A contraction in use of Bitcoin or Ether may result in increased volatility or a reduction in the price of the Portfolio Cryptocurrencies, which could adversely impact the value of an investment in XBET.

Sales of new Bitcoin or Ether may cause the price of Bitcoin or Ether to decline, which could negatively affect an investment in XBET.

Newly created Bitcoin or Ether are typically generated through a process referred to as “mining.” If entities engaged in Bitcoin or Ether mining choose not to hold the newly mined Bitcoin or Ether, and, instead, make them available for sale, there can be downward pressure on the prices. A Bitcoin or Ether mining operation may be more likely to sell a higher percentage of its newly created Bitcoin or Ether, and more rapidly so, if it is operating at a low profit margin, thus reducing the prices. Lower Bitcoin or Ether prices may result in further tightening of profit margins for miners and decreasing profitability, thereby potentially causing even further selling pressure. Diminishing profit margins and increasing sales of newly mined Bitcoin or Ether could result in a reduction in the price of the Portfolio Cryptocurrencies, which could adversely impact an investment in XBET.

A temporary or permanent “fork” of the Bitcoin Network or Ethereum Network could adversely affect an investment in XBET.

Bitcoin and Ether software is open source. Any user can download the software, modify it and then propose that users and miners adopt the modification. When a modification is introduced and a substantial majority of users and miners consent to the modification, the change is implemented and the respective Bitcoin or Ethereum network remains uninterrupted. However, if less than a substantial majority of users and miners consent to the proposed modification, and the modification is nonetheless implemented by some users and miners and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “fork” (i.e., “split”) of the respective Bitcoin or Ethereum Network (and the blockchain), with one version running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two (or more) versions of the Bitcoin or Ehereum Network running in parallel, but with each version’s bitcoin lacking interchangeability. A fork of any kind could adversely affect an investment in XBET or the ability of XBET to operate and XBET’s procedures may be inadequate to address the effects of a fork.

Implementation of scaling solutions for the Ethereum Network could adversely affect an investment in XBET.

As scaling solutions are implemented on the Ethereum Network, the logistics of technological implementation, incentives structures, and network security must be closely monitored. For example, a misalignment of network fees could result in reduced profitability for Ethereum validators and a less secure network. This could adversely impact an investment in XBET.

Risks Associated with Cryptocurrencies Generally

Cryptocurrency regulation is in its infancy and future regulatory change is unpredictable.

As cryptocurrencies have grown in popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have begun to develop regulations governing the cryptocurrency industry. Regulators are concerned that such a large unregulated person-to-person global economy could potentially enable criminals to evade taxes and launder money. To the extent that future regulatory actions or policies limit the ability to exchange cryptocurrencies or utilize them for payments, the demand for cryptocurrencies will be reduced. Furthermore, regulatory actions may limit the ability of end-users to convert cryptocurrencies into fiat currency (e.g., USD) or use cryptocurrencies to pay for goods and services. Such regulatory actions or policies would result in a reduction of demand, and in turn, a decline in the underlying cryptocurrency unit prices.

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Various foreign jurisdictions have or may in the near future adopt laws, rules, regulations or directives that affect cryptocurrencies, and their users. Such laws, rules, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of cryptocurrencies by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the cryptocurrency economy globally, or otherwise negatively affect the value of cryptocurrencies. See “Regulatory Considerations” beginning on page 55, for a more detailed discussion regarding relevant cryptocurrency regulatory considerations in these various foreign jurisdictions.

The effect of any future regulatory change on XBET or cryptocurrencies in general is impossible to predict, but such change could be substantial and adverse to XBET and the value of XBET’s investments in cryptocurrencies.

The cryptocurrency market could be in a bubble.

The market prices of Bitcoin, Ether, and certain other broad-based cryptocurrencies have been subject to extreme fluctuations and recently have appreciated rapidly. While there has also been recent depreciation, some market participants believe that there continues to be a cryptocurrency speculative bubble that could burst, leading to a dramatic fall in prices. If such a collapse occurs, the NAV of XBET would fall accordingly and the resultant loss of confidence could lead to a lack of interest in and eventual demise of XBET.

Cryptocurrencies are subject to volatile price fluctuations.

Prices of cryptocurrencies have fluctuated widely for a variety of reasons, including uncertainties in government regulation, and may continue to experience significant price fluctuations. Several factors may affect the price of cryptocurrencies, including: total cryptocurrencies in existence; global cryptocurrency supply and demand; investors’ expectations with respect to the rate of inflation of fiat currencies; currency exchange rates; interest rates; fiat currency withdrawal and deposit policies of cryptocurrency exchanges and liquidity of such exchanges; interruptions in service from or failure of major cryptocurrency exchanges; cyber theft of cryptocurrencies from online cryptocurrency wallet providers, or news of such theft from such providers, or theft from individual cryptocurrency wallets; investment and trading activities of hedge funds and other large cryptocurrency investors; monetary policies of governments, trade restrictions, currency devaluations and revaluations; regulatory measures, if any, that restrict or facilitate the ability to buy, sell or hold cryptocurrencies or use cryptocurrencies as a form of payment; availability and popularity of businesses that provide cryptocurrency-related services; maintenance and development of the open-source software protocol of the cryptocurrency network; increased competition from other forms of cryptocurrency or payments services; and global or regional political, economic or financial events and uncertainty.

If cryptocurrency markets continue to be subject to sharp fluctuations, investors may experience losses as the value of XBET’s investments decline. Even if investors are able to hold their interests in XBET for the long-term, their interests may never generate a profit, since cryptocurrency markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations. In addition, investors should be aware that there is no assurance that cryptocurrencies will maintain their long-term value in terms of future purchasing power.

Cryptocurrencies can be subject to permanent loss due to unsecure local storage sites, malware and data loss.

Similar to fiat currencies, cryptocurrencies are susceptible to theft, loss and destruction. Destruction of the physical media housing a cryptocurrency can result in a total and permanent loss of the cryptocurrency from the market. While traditional financial products have strong consumer protections, there is no intermediary that can limit consumer loss in connection with cryptocurrencies.

The value of cryptocurrencies may be subject to momentum pricing and therefore, corresponding valuations may not be accurate reflections of value.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is based heavily on anticipated future appreciation in value. The market price of a cryptocurrency is determined primarily using data from various currency exchanges, over-the-counter markets, and derivative platforms. Momentum pricing of cryptocurrencies has resulted, and may continue to result, in speculation regarding future appreciation in the value of cryptocurrencies, inflating and making more volatile the price of such cryptocurrencies. Cryptocurrencies that lead the market are subject to even more speculation. Generally, XBET tracks the CCINDX and therefore invests in Bitcoin and Ether, which are both susceptible to increased price fluctuations in part from momentum pricing.

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The value of XBET’s cryptocurrencies are dependent, directly or indirectly, on prices established by cryptocurrency exchanges and other cryptocurrency trading venues, which are new and, in most cases, largely unregulated.

Cryptocurrency exchanges and other trading venues on which cryptocurrencies trade are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. Much of the daily trading volume of cryptocurrencies is conducted on exchanges located outside of the United States where there may be little to no regulation governing trading, and where such exchanges are not subject to standardized and generally accepted audit and accounting procedures. Such exchanges may engage in practices that may have a significant impact on cryptocurrency pricing, such as front-running, “wash” trades and trading with insufficient funds. To the extent that the cryptocurrency exchanges or other cryptocurrency trading venues are involved in fraud or experience security failures or other operational issues, this could result in a reduction in the cryptocurrency market prices and adversely affect an investment in XBET. For example, the SEC, in January 2018, stated that cryptocurrency markets posed potential manipulation concerns, as well as issues related to the valuation and liquidity of the underlying cryptocurrency markets. During the past few years, a number of cryptocurrency exchanges have been closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed cryptocurrency exchanges were not compensated or made whole for the partial or complete losses of their account balances in such cryptocurrency exchanges. No cryptocurrency exchange is immune from these risks. The loss of confidence in cryptocurrency exchanges and in the cryptocurrency market overall can slow down the mass adoption of cryptocurrencies. Further, the failure of the cryptocurrency markets or any other major component of the overall cryptocurrency ecosystem can have an adverse effect on the price of cryptocurrencies and could have a negative impact on the performance of XBET.

Cryptocurrency prices on public cryptocurrency exchanges have been volatile and subject to influence by many factors, including the levels of liquidity on the exchanges specifically and on the cryptocurrency exchange market generally. Even the largest exchanges have been subject to operational interruption (e.g., thefts of cryptocurrencies from operational or “hot” wallets, suspension of trading on exchanges due to distributed denial of service attacks by hackers and/or malware and bankruptcy proceedings or cessation of services by exchanges), limiting the liquidity of cryptocurrencies on the affected cryptocurrency exchange and resulting in volatile prices and a reduction in confidence in the cryptocurrency exchange market generally. Cryptocurrencies may be stored in either “hot” wallets, which are connected to the Internet, or “cold” wallets, which are disconnected from the Internet or held “offline,” and the cryptocurrency prices may be impacted by the “hot” or cold” storage method used. The price of cryptocurrencies on public exchanges may also be impacted by policies on or interruptions in the deposit or withdrawal of fiat currency into or out of larger cryptocurrency exchanges in connection with the corresponding purchases or sales of cryptocurrencies.

On large cryptocurrency exchanges, users may buy or sell cryptocurrencies for fiat currency or transfer cryptocurrencies to other wallets. Operational limits (including regulatory, exchange policy or technical or operational limits) on the size or settlement speed of fiat currency deposits by users into cryptocurrency exchanges may (1) reduce demand on such exchanges, resulting in a reduction in the cryptocurrency price on such exchange or (2) reduce supply on such exchanges, potentially resulting in a temporary increase in the cryptocurrency price on such exchange during the existence of such operational limits. To the extent that fees for the transfer of cryptocurrencies either directly or indirectly occur between cryptocurrency exchanges, the impact on cryptocurrency prices of operation limits on fiat currency deposits and withdrawals may be reduced by “exchange shopping” among cryptocurrency exchange users. For example, a delay in U.S. dollar withdrawals on one site may temporarily increase the price on such site by reducing supply (i.e., sellers transferring cryptocurrencies to another exchange without operational limits in order to settle sales more rapidly), but the resulting increase in price will also reduce demand because bidders on cryptocurrencies will follow increased supply on other cryptocurrency exchanges not experiencing operational limits. To the extent that users are able or willing to utilize or arbitrage prices between more than one cryptocurrency exchange, exchange shopping may mitigate the short-term impact on and volatility of cryptocurrency prices due to operational limits on the deposit or withdrawal of fiat currency into or out of larger cryptocurrency exchanges.

These risks also apply to other cryptocurrency trading venues, including futures exchanges, over-the-counter markets and derivatives platforms, which may be used by USCF in calculating the net asset value of XBET.

XBET is designed to have limited exposure to individual trading venue interruptions by using multiple data sources and liquidity providers. However, despite efforts to ensure accurate pricing, XBET, and the price of cryptocurrencies generally, remains subject to volatility experienced by the cryptocurrency exchanges and other cryptocurrency trading venues. Such volatility can adversely affect an investment in XBET. The value of cryptocurrencies is also dependent on the availability of exchanges on which to buy and sell such assets. If exchanges for cryptocurrencies became increasingly sparse, then there would be a material adverse impact on the value of cryptocurrencies and an investment in XBET.

Instability in the cryptocurrency exchange market and the closure or temporary shutdown of cryptocurrency exchanges due to fraud, business failure, hackers, malware, or government-mandated regulation may reduce confidence in the cryptocurrency exchange market and result in greater volatility in cryptocurrency prices. Since the CCINDX uses cryptocurrency prices published on public cryptocurrency exchanges, the failure, closure, or manipulation of such exchanges could adversely affect an investment in XBET which relies on the CCINDX for its investment strategy.

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The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.

As an alternative to fiat currencies that are backed by central governments, digital assets such as cryptocurrencies, which are relatively new, are subject to supply and demand forces based in part on the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Large-scale sales of cryptocurrencies would result in a reduction in the value of cryptocurrencies and adversely affect an investment in XBET.

XBET may not have adequate sources of recovery if its cryptocurrencies are lost, stolen or destroyed.

If XBET’s cryptocurrencies are lost, stolen or destroyed under circumstances rendering a party liable to XBET, the responsible party may not have the financial resources sufficient to satisfy XBET’s claim.

A decline in the adoption of cryptocurrencies could negatively impact the performance of XBET

The adoption of cryptocurrencies has been increasing since the first cryptocurrency, Bitcoin, first gained mass media attention in 2013. It is increasingly accepted as a form of payment in the U.S. and abroad. The adoption, however, has been limited when compared with the increase in the price of cryptocurrencies as determined by the cryptocurrency market. The continued adoption of cryptocurrencies will require growth in its usage and in the usage of each cryptocurrency’s respective Blockchain for various applications, as well as an accommodating regulatory environment. A lack of expansion in usage of cryptocurrencies and the blockchain could adversely affect the market for cryptocurrencies and may have a negative impact on the performance of XBET. Even if growth in cryptocurrency adoption continues in the near or medium-term, there is no assurance that cryptocurrency usage will continue to grow over the long-term. A contraction in use of cryptocurrencies may result in increased volatility or a reduction in the price of cryptocurrencies, which could adversely impact the value of an investment in XBET.

Risks Associated with CCINDX

CCINDX has a limited history.

CCINDX has limited history and is currently under development and subject to further input from the Crescent Crypto Index Committee. Crescent has substantial discretion at any time to change the methodology used to calculate CCINDX and guidelines used to select public exchanges from which cryptocurrency trading data is sourced for inclusion in CCINDX. Crescent does not have any obligation to take the needs of XBET, XBET’s investors, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating and balancing CCINDX will appropriately track the price of cryptocurrencies comprising CCINDX in the future.

CCINDX is based on various inputs which may include price data from various third-party exchanges and markets. Crescent does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source. CCINDX could be calculated now or in the future in a way that adversely affects an investment in XBET.

CCINDX is based on a new and untested calculation methodology.

The methodology for determining CCINDX established by Crescent is relatively new and untested. Such methodology is based on a flexible set of rules that were designed by Crescent. Certain assumptions included in the methodology may be flawed and may adversely impact CCINDX’s ability to accurately establish or maintain CCINDX. The failure of one or more of the assumptions built into CCINDX methodology could have an adverse effect on XBET and on the value of an investment in XBET.

The development and commercialization of CCINDX is subject to competitive pressures.

XBET and USCF face competition with respect to the creation and maintenance of a competing cryptocurrency index fund. Much of the information used to construct and maintain CCINDX is within the public domain. Competitors could develop a similar, competing cryptocurrency index or fund. Crescent’s competitors may have greater financial, technical and human resources than Crescent has and expertise in fund operation and management. These competitors may also compete with Crescent in recruiting and retaining qualified personnel. Smaller or early stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. Accordingly, Crescent’s competitors may commercialize an index involving cryptocurrencies more rapidly or effectively than Crescent is able to, which could adversely affect Crescent’s competitive position, the likelihood that CCINDX will achieve initial market acceptance and Crescent’s ability to generate meaningful revenues from XBET.

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 XBET will not track CCINDX exactly.

Indexes are unmanaged and it is not possible to invest directly in an index. XBET will invest its assets to closely track CCINDX but will not be able to or may not desire to track CCINDX exactly. In certain instances, USCF, in its sole discretion, may choose to invest XBET’s assets differently from those comprising CCINDX. XBET will have losses, liabilities and expenses that will offset its income and gains and therefore XBET’s performance may be below CCINDX’s performance. In addition, the performance of XBET and CCINDX may vary somewhat due to other factors such as imperfect correlation between XBET’s investments and Index composition, regulatory restrictions, high portfolio turnover rate, rounding of prices and timing differences associated with additions to and deletions from CCINDX. XBET may have slightly different goals than CCINDX.

Risk Associated with Investing in XBET

XBET is a passive investment vehicle.

Generally, USCF will not actively manage the cryptocurrencies held by XBET. Instead, XBET will hold investments that track CCINDX, regardless of the current or projected performance of CCINDX or of the actual cryptocurrencies included in CCINDX. This is different from an actively managed fund, which would seek to outperform a benchmark index; it means that XBET’s net asset value may be adversely affected by losses that, if XBET had been actively managed, might have been possible to avoid. USCF will not sell cryptocurrencies at times when their price is high or acquire cryptocurrencies at low prices in the expectation of future price increases, or take any other action that may be available to cryptocurrency investors to attempt to reduce the risk of losses resulting from cryptocurrency price decreases and conversely, maximize gains resulting from cryptocurrency prices increases. Any losses sustained by XBET will adversely affect an investment in XBET.

XBET is subject to risks due to its concentration of investments in a single asset class.

Unlike other funds that may invest in diversified assets, XBET’s investment strategy is concentrated in a single asset class: [See prior comment--broad-based] cryptocurrencies. This concentration maximizes the degree of XBET’s exposure to a variety of market risks associated with cryptocurrencies. By concentrating its investment strategy solely in cryptocurrencies, any losses suffered as a result of a decrease in the value of cryptocurrencies, can be expected to reduce the value of an interest in XBET and will not be offset by other gains if XBET were to invest in underlying assets that were diversified.

 Possible illiquid markets may exacerbate losses.

XBET may not always be able to buy and sell portfolio investments at the desired price. Cryptocurrencies are a new asset with a very limited trading history. Therefore, the markets for these instruments may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It may be difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for XBET. The large size of the positions that XBET may acquire could increase the risk of illiquidity by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that XBET will typically invest in Portfolio Cryptocurrencies related to CCINDX, which is highly concentrated.

Several factors may affect XBET’s ability to achieve its investment objective on a consistent basis.

There is no guarantee that XBET will meet its investment objectives. Factors that may affect XBET’s ability to meet its investment objective include: (1) USCF’s ability to purchase and sell Portfolio Cryptocurrencies in a manner that correlates to XBET’s investment objective; (2) the performance of CCINDX and its underlying Portfolio Cryptocurrencies; (3) bid-ask spreads on Portfolio Cryptocurrencies held by XBET; (4) fees, expenses, transaction costs, and financing costs associated with the use of the Portfolio Cryptocurrencies held by XBET; (5) holding Portfolio Cryptocurrencies traded in a market that has become illiquid or disrupted; (6) XBET’s share prices being rounded to the nearest cent and/or valuation methodologies; (7) the need to conform XBET’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (8) early or unanticipated closings of the markets on which Portfolio Cryptocurrencies trade, resulting in the inability of XBET to execute intended portfolio transactions; and (9) accounting standards, there can be no assurance that this outcome will occur and it is expected that such related activities will increase potential differences between the performance of XBET.

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The value of the shares of XBET relates directly to the value of, and realized profit or loss from, the Portfolio Cryptocurrencies held by XBET. Fluctuations in the price of the Portfolio Cryptocurrencies could materially adversely affect an investment in XBET.

Several factors may affect the price and/or liquidity of the Portfolio Cryptocurrencies held by XBET, including, but not limited to: changes in the open-source software protocol of any relevant cryptocurrency network (e.g., a “fork”) that impacts the price (or expected future price) of the associated cryptocurrency; government and quasi-government regulation of cryptocurrencies and their use, or restrictions on or regulations of access to and operation of any relevant cryptocurrency network; continued worldwide growth in the adoption and use of cryptocurrencies; and general economic conditions and the regulatory environment relating to cryptocurrencies. These factors interrelate in complex ways, and the effect of one factor on the market value of XBET may offset or enhance the effect of another factor.

Regulatory Risk

Cryptocurrencies are subject to a great deal of regulatory uncertainty with both U.S. and non-U.S. regulators, particularly with respect to securities, commodities, exchange, banking, and tax regulators. As these regulators continue to determine the status of each cryptocurrency under their respective regulatory regimes, there remains a risk that the value of cryptocurrency-related investments will fluctuate based on various decisions and legal interpretations by these regulators. Due to this regulatory uncertainty, cryptocurrency-related regulatory enforcement actions or proposed legislation could negatively impact the value of any cryptocurrency investment. See “Regulatory Considerations” beginning on page 55, for a more detailed discussion regarding relevant cryptocurrency regulatory considerations.

Cryptocurrencies are subject to a great deal of regulatory uncertainty with both U.S. and non-U.S. regulators, particularly with respect to securities, commodities, exchange, and tax regulators. As these regulators continue to determine the status of each cryptocurrency under their respective regulatory regimes, there remains a risk that the value of cryptocurrency-related investments will fluctuate based on various decisions and legal interpretations by these regulators. Due to this regulatory uncertainty, cryptocurrency-related regulatory enforcement actions or proposed legislation could potentially impact the value of any cryptocurrency investment. See “Regulatory Considerations” beginning on page 55, for a more detailed discussion regarding relevant cryptocurrency regulatory considerations.

Tax Risk

An investor’s tax liability may exceed the amount of distributions, if any, on its shares.

Cash or property will be distributed at the sole discretion of USCF. USCF has not and does not currently intend to make cash or other distributions with respect to shares. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of XBET’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its shares may exceed the amount of cash or value of property (if any) distributed.

An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its shares.

Due to the application of the assumptions and conventions applied by XBET in making allocations for tax purposes and other factors, an investor’s allocable share of XBET’s income, gain, deduction or loss may be different than its economic profit or loss from its shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

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Items of income, gain, deduction, loss and credit with respect to shares could be reallocated, and XBET could be liable for U.S. federal income tax, if the U.S. Internal Revenue Service (“IRS”) does not accept the assumptions and conventions applied by XBET in allocating those items, with potential adverse consequences for an investor.

The U.S. tax rules pertaining to entities taxed as partnerships are complex and their application to large, publicly traded entities such as XBET is in many respects uncertain. XBET applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects shareholders’ economic gains and losses. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and it is possible that the IRS will successfully challenge XBET’s allocation methods and require XBET to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors.

XBET may be liable for U.S. federal income tax on any “imputed understatement” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If XBET is required to pay any U.S. federal income taxes on any imputed understatement, the resulting tax liability would reduce the net assets of XBET and would likely have an adverse impact on the value of the shares. Under certain circumstances, XBET may be eligible to make an election to cause the investors to take into account the amount of any imputed understatement, including any interest and penalties. The ability of a publicly traded partnership such as XBET to make this election is uncertain. If the election is made, XBET would be required to provide investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued.

XBET could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of the shares.

The Trust, on behalf of XBET, has received an opinion of counsel that, under current U.S. federal income tax laws, XBET will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of XBET’s annual gross income will be derived from (x) income and gains from commodities (not held as inventory) or futures, forwards, options, swaps and other notional principal contracts with respect to commodities, and (y) interest income, (ii) the Trust and XBET is organized and operated in accordance with its governing agreements and applicable law and (iii) the Trust and XBET does not elect to be taxed as a corporation for federal income tax purposes. Although USCF anticipates that XBET has satisfied and will continue to satisfy the “qualifying income” requirement for all of its taxable years, that result cannot be assured. XBET has not requested and nor will it request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that XBET is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, XBET would be subject to tax on its net income for the year at corporate tax rates. In addition, although USCF does not currently intend to make distributions with respect to shares, any distributions would be taxable to shareholders as dividend income. Taxation of the Trust and XBET as a corporation could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of the shares.

The Trust is organized and operated as a Delaware statutory trust in accordance with the provisions of the Trust Agreement and applicable state law, but taxed as a limited partnership, and therefore, XBET has a more complex tax treatment than traditional mutual funds.

The Trust is organized and operated as a Delaware statutory trust in accordance with the provisions of the Trust Agreement and applicable state law, but taxed as a limited partnership. No U.S. federal income tax is paid by XBET on its income. Instead, XBET will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deduction and credit of XBET. This must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from XBET during the taxable year. A shareholder, therefore, may be allocated income or gain by XBET but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which XBET does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in XBET. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local and foreign tax returns.

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If XBET is required to withhold tax with respect to any Non-U.S. shareholders, the cost of such withholding may be borne by all shareholders.

Under certain circumstances, XBET may be required to pay withholding tax with respect to allocations to Non-U.S. shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the Non-U.S. shareholder, XBET may not be able to cause the economic cost of such withholding to be borne by the Non-U.S. shareholder on whose behalf such amounts were withheld since it does not generally expect to make any distributions. Under such circumstances, the economic cost of the withholding may be borne by all shareholders, not just the shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of the shares.

The impact of U.S. tax reform on XBET is uncertain.

On December 22, 2017, H.R. 1, the bill formerly known as the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), was signed into law. The Tax Act substantially alters the U.S. federal tax system in a variety of ways, including significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. We cannot predict with certainty how any changes in the tax laws might affect the U.S. economy or the demand for and the price of commodities. As a result, it is possible that the Tax Act, as well as any U.S. Treasury regulations, administrative interpretations or court decisions interpreting the Tax Act and any future legislation related to tax reform, could have unexpected or negative impacts on XBET and some or all of its shareholders. Shareholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in XBET.

Other Risks

The market infrastructure of the cryptocurrency spot market could result in the absence of active Authorized Participants able to support the trading activity of XBET.

Cryptocurrencies are extremely volatile. There are also continuous concerns around the reliability of cryptocurrency prices since they trade on multiple and unregulated exchanges. On that basis it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the shares and there can be no guarantee that USCF will be able to find an Authorized Participant to actively and continuously support XBET.

The cryptocurrency spot market is mostly unregulated and highly fragmented across various exchange venues, which can negatively impact the ability of Authorized Participants to implement arbitrage mechanisms.

The trading for spot cryptocurrencies occurs on multiple trading venues that are mostly unregulated. The fragmentation of the volume across multiple exchanges can lead to a higher volatility than would be expected if the trading volume was concentrated on one trading venue. It also creates the risk of a material price discrepancy across the exchanges. The absence of trading regulation on most cryptocurrency exchanges makes it likely for price manipulation to occur frequently, which will result in even higher volatility and price differentials.

 The difficulty for Authorized Participants to be able to identify a reliable price for cryptocurrencies could negatively impact their ability to implement arbitrage mechanisms, which could result in very limited, or even the absence, of liquidity in the shares. Any trading in the shares would be likely to happen at a material premium or discount against the NAV.

The NYSE Arca may halt trading in XBET’s shares, which would adversely impact an investor’s ability to sell shares.

XBET’s shares are listed for trading on the NYSE Arca under the market symbol “XBET.” Trading in shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of XBET’s shares will continue to be met or will remain unchanged.

The liquidity of the shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.

In the event that one or more Authorized Participants which have substantial interests in the shares withdraw from participation, the liquidity of the shares will likely decrease, which could adversely affect the market price of the shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the shares.

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Only Authorized Participants may directly purchase from or redeem shares with XBET through Creation Baskets or Redemption Baskets. All other investors that desire to purchase or sell shares must do so through the NYSE Arca or in other markets, if any, in which the shares may be traded. Shares may trade at a premium or discount to NAV per share.

The lack of an active trading market for XBET shares may result in losses on an investor’s investment in XBET at the time the investor sells the shares.

Although XBET’s shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the shares will be maintained. If an investor needs to sell shares at a time when no active trading market for them exists, the price the investor receives upon sale of the shares, assuming they were able to be sold, likely would be lower than if an active market existed.

Crescent is leanly staffed and relies heavily on key personnel to manage advisory activities.

Crescent is leanly staffed and relies heavily on key personnel to manage advisory activities. As a co-portfolio manager to XBET, Crescent Crypto Manager LLC relies heavily on Messrs. [•,•,• and •] intend to allocate their time to managing the assets of XBET in a manner that they deem appropriate. If such key personnel of Crescent or Crescent Crypto Manager LLC were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on XBET.

Trading in international markets could expose XBET to credit and regulatory risk.

XBET invests primarily in Portfolio Cryptocurrencies, a significant portion of which are traded on United States exchanges. However, a portion of XBET’s trades may take place on markets and exchanges outside the United States. Trading on such non-U.S. markets or exchanges presents risks to the extent they are not subject to the same degree of regulation as their U.S. counterparts, including potentially different or diminished investor protections. In addition, in trading contracts denominated in currencies other than U.S. dollars, XBET is subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

The LLC Agreement provides limited authority to the Non-Management Directors, and any Director of USCF may be removed by USCF’s parent company, which is wholly owned by Concierge Technologies, Inc., a controlled public company where the majority of shares are owned by Nicholas Gerber along with certain other family members and certain other shareholders.

USCF’s Board of Directors (the “Board”) will consist of four Management Directors, each of whom are, also executive officers or employees of USCF (“Management Directors”), and three Non-Management Directors, each of whom are considered independent for purposes of applicable NYSE Arca and Securities and Exchange Commission (“SEC”) rules. Under USCF’s Sixth Amended and Restated Limited Liability Company Agreement, dated as of May 15, 2015 (as amended from time to time), the (“LLC Agreement”), the Non-Management Directors have only such authority as the Management Directors expressly confer upon them, which means that the Non-Management Directors may have less authority to control the actions of the Management Directors than is typically the case with the independent members of a company’s Board. In addition, any Director may be removed by written consent of Wainwright Holdings, Inc. (“Wainwright”), which is the sole member of USCF. The sole shareholder of Wainwright is Concierge Technologies Inc., a company publicly traded under the ticker symbol “CNCG” (“Concierge”). Mr. Nicholas Gerber along with certain family members and certain other shareholders, own the majority of the shares in Concierge, which is the sole shareholder of Wainwright, the sole member of USCF. Accordingly, although USCF is governed by the Board, which consists of both Management Directors and Non-Management Directors, pursuant to the LLC Agreement, it is possible for Mr. Gerber to exercise his indirect control of Wainwright to effect the removal of any Director (including the Non-Management Directors which comprise the Audit Committee) and to replace that Director with another Director. Having control in one person could have a negative impact on USCF and XBET, including their regulatory obligations.

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An investment in XBETs may be adversely affected by competition from other investment vehicles focused on cryptocurrencies.

XBET will compete with direct investments in cryptocurrency and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrency and other investment vehicles that focus on other digital assets. Market and financial conditions, and other conditions beyond XBET’s control, may make it more attractive to invest in other vehicles, which could adversely affect the performance of XBET.

There is a risk that XBET will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such XBET may not earn any profit.

XBET pays brokerage charges of approximately [•]% of average total net assets based on brokerage fees of $[•] per buy or sell, management fees of [•]% of NAV on its average net assets (before any applicable voluntary or contractual expense waivers), and OTC spreads and extraordinary expenses (e.g., subsequent offering expenses, other expenses not in the ordinary course of business, including the indemnification of any person against liabilities and obligations to the extent permitted by law and required under the Trust Agreement and under agreements entered into by USCF on behalf of XBET and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expenses and the settlement of claims and litigation) that cannot be quantified.

These fees and expenses must be paid in all cases regardless of whether XBET’s activities are profitable. Accordingly, XBET must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

The Fund is subject to extensive regulatory reporting and compliance.

The Fund is subject to a comprehensive scheme of regulation under the federal commodities and securities laws. The Fund could be subject to sanctions for a failure to comply with those requirements, which could adversely affect its financial performance (in the case of financial penalties) or ability to pursue its investment objective (in the case of a limitation on its ability to trade).

Because the Fund’s shares are publicly traded, the Fund is subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities include the Public Company Accounting Oversight Board (the “PCAOB”), the SEC, and NYSE Arca and these authorities have continued to develop additional regulations or interpretations of existing regulations. The Fund’s ongoing efforts to comply with these regulations and interpretations have resulted in, and are likely to continue resulting in, a diversion of management’s time and attention from revenue-generating activities to compliance related activities.

The Fund is responsible for establishing and maintaining adequate internal control over financial reporting. The

Fund’s internal control system is designed to provide reasonable assurance to its management regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective may provide only reasonable assurance with respect to financial statement preparation and presentation.

The Trust is not a registered investment company so shareholders do not have the protections of the 1940 Act.

The Trust is not an investment company subject to the Investment Company Act of 1940 (“1940 Act”). Accordingly, investors do not have the protections afforded by that statute, which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

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XBET and USCF may have conflicts of interest, which may permit them to favor their own interests to the detriment of shareholders.

XBET is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers and any Authorized Participants. USCF’s officers, directors and employees do not devote their time exclusively to XBET and also are directors, officers or employees of other entities that may compete with XBET for their services. They could have a conflict between their responsibilities to XBET and to those other entities. As a result of these and other relationships, parties involved with XBET have a financial incentive to act in a manner other than in the best interests of XBET and the shareholders. USCF has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the shareholders.

USCF’s principals, officers, directors or employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as XBET trades using the clearing broker to be used by XBET. A potential conflict also may occur if USCF’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by XBET.

XBET, USCF and Crescent may have conflicts of interest, which may cause them to favor their own interests to the detriment of shareholders.

XBET, USCF and Crescent may have inherent conflicts to the extent USCF and Crescent attempt to maintain XBET’s asset size in order to preserve its fee income and this may not always be consistent with XBET’s objective of having the value of its shares’ NAV track changes in the value of the CCINDX.

USCF’s and Crescent’s officers, directors and employees do not devote their time exclusively to XBET. For example, USCF’s directors, officers and employees act in such capacity for other entities, including the Related Public Funds, that may compete with XBET for their services. They could have a conflict between their responsibilities to XBET and to the Related Public Funds.

USCF has sole current authority to manage the investments and operations of XBET. In addition, USCF will employ Crescent Crypto Manager LLC, a wholly-owned subsidiary of Crescent, as co-portfolio manager to XBET. This authority to manage the investments and operations of XBET may allow either USCF or Crescent Crypto Manager LLC to act in a way that furthers their own interests in conflict with the best interests of investors. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amending the Trust Agreement, changing XBET’s basic investment objective, dissolving XBET, or selling or distributing XBET’s assets.

Shareholders have only very limited voting rights and have the power to replace USCF only under specific circumstances. Shareholders do not participate in the management of XBET and do not control USCF, so they do not have any influence over basic matters that affect XBET.

Shareholders have very limited voting rights with respect to XBET’s affairs and have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). Shareholders may elect a replacement sponsor only if USCF resigns voluntarily or loses its corporate charter. Shareholders are not permitted to participate in the management or control of XBET or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of USCF to manage XBET’s affairs. For example, the dissolution or resignation of USCF would cause XBET to terminate unless, within 90 days of the event, shareholders holding shares representing at least 66 2/3% of the outstanding shares of XBET elect to continue the Trust and appoint a successor sponsor. In addition, USCF may terminate XBET if it determines that XBET’s aggregate net assets in relation to its operating expenses make the continued operation of XBET unreasonable or imprudent. However, no level of losses will require USCF to terminate XBET. XBET’s termination would result in the liquidation of its assets and the distribution of the proceeds thereof, first to creditors and then to the shareholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods, and XBET could incur losses in liquidating its assets in connection with a termination.

XBET could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

XBET could terminate at any time, regardless of whether that XBET has incurred losses, subject to the terms of the Trust Agreement. In particular, unforeseen circumstances, including the adjudication of incompetence, bankruptcy, dissolution, or removal of USCF as USCF of the Trust could cause XBET to terminate unless a successor is appointed in accordance with the Trust Agreement. However, no level of losses will require USCF to terminate XBET. XBET’s termination would cause the liquidation and potential loss of an investor’s investment. Termination could also negatively affect the overall maturity and timing of an investor’s investment portfolio.

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XBET does not expect to make cash distributions.

XBET has not previously made any cash distributions and intends to reinvest any realized gains in additional cryptocurrency assets rather than distributing cash to shareholders. Therefore, unlike mutual funds, other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, XBET generally does not expect to distribute cash. An investor should not invest in XBET if the investor will need cash distributions from XBET to pay taxes on its share of income and gains of XBET, if any, or for any other reason. Nonetheless, although XBET does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in cryptocurrency assets and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on XBET’s NAV.

If a substantial number of requests for redemption of Redemption Baskets are received by XBET during a relatively short period of time, XBET may not be able to satisfy the requests from XBET assets not committed to trading. As a consequence, it could be necessary to liquidate positions in XBET’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

The Fund may potentially lose money on its holdings in money market funds.

The SEC adopted amendments to Rule 2a-7 under the 1940 Act, as amended (“1940 Act”) which became effective in 2016, to reform money market funds (“MMFs”). While the rule applies only to MMFs, it may indirectly affect institutional investors such as XBET. A portion of XBET’s assets that are not used for margin or collateral in the futures contracts currently are invested in government MMFs. XBET does not hold any non-government MMFs and does not anticipate investing in any non-government MMFs. However, if XBET invests in other types of MMFs besides government MMFs in the future, XBET could be negatively impacted by investing in an MMF that does not maintain a stable $1.00 NAV or that has the potential to impose redemption fees and gates (temporary suspension of redemptions).

The share price of a government MMF can fall below the $1.00 share price. The government MMFs that the Fund invests in may have chosen to not rely on the ability to impose fees on shareholder redemptions, or liquidity fees, or temporarily to suspend redemption privileges, or gates, if the government MMF’s weekly liquid assets fall below a certain threshold. The Fund cannot rely on or expect a government MMF’s adviser or its affiliates to enter into support agreements or take other actions to maintain the government MMF’s $1.00 share price. The credit quality of a government MMF’s holdings can change rapidly in certain markets, and the default of a single holding could have an adverse impact on the government MMF’s share price. Due to fluctuations in interest rates, the market value of securities held by a government MMF may vary. A government MMF’s share price can also be negatively affected during periods of high redemption pressures and/or illiquid markets. Although such government MMFs seek to preserve the value of an investment at $1.00 per share, there is no guarantee that they will be able to do so and the Fund may lose money by investing in a government MMF.

An investment in a government MMF is not insured or guaranteed by the FDIC or any other government agency.

The failure or bankruptcy of a clearing broker could result in a substantial loss of XBET’s assets and could impair XBET in its ability to execute trades.

In the event of the bankruptcy of a clearing broker or an exchange’s clearing house, XBET could be exposed to a risk of loss with respect to its assets that are posted as margin. If such a bankruptcy were to occur, XBET would be afforded the protections granted to participants to transactions cleared through a clearing house, under the United States Bankruptcy Code and applicable CFTC regulations. Such provisions generally provide for a pro rata distribution to customers of customer property held by the bankrupt exchange’s clearing house if the customer property held by the exchange’s clearing house is insufficient to satisfy all customer claims. In any case, there can be no assurance that these protections will be effective in allowing XBET to recover all, or even any, of the amounts it has deposited as margin.

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The failure or bankruptcy of XBET’s Custodian or Cryptocurrency Custodian could result in a substantial loss of XBET’s assets.

The majority of XBET’s assets are held in the Portfolio Cryptocurrencies, Treasuries, cash and/or cash equivalents with [______________] (the “Custodian”) or [________________] (the “Cryptocurrency Custodian”). The insolvency of the Custodian or Cryptocurrency Custodian could result in a complete loss of XBET’s assets held by that Custodian or Cryptocurrency Custodian, which, at any given time, would likely comprise a substantial portion of XBET’s total assets.

The liability of Crescent, Crescent Index Services, and Crescent Crypto Manager LLC is limited, and the value of the shares may be adversely affected if USCF and XBET are required to indemnify Crescent.

Under the licensing agreement between Crescent Index Services and USCF, and the advisory agreement between Crescent Crypto Manager LLC and USCF, none of Crescent and its affiliates, nor any of their respective officers, directors, shareholders, members, partners, employees and any person who controls Crescent or its affiliates is liable to USCF or XBET absent willful misconduct, gross negligence, bad faith, or material breaches of applicable law or the applicable agreement on the part of Crescent. In addition, Crescent, Crescent Crypto Manager LLC, and their officers, directors, shareholders, members, partners, employees, and any person who controls them or their representatives, agents, attorneys, service providers, successors and assigns have the right to be indemnified, defended and held harmless from and against any and all claims, liabilities, obligations, judgments, causes of action, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) in connection with or arising out of the licensing agreement or advisory agreement, unless such Losses result from any willful misconduct, gross negligence or bad faith on the part of Crescent, or a material breach by USCF of applicable law or the applicable agreement.

Crescent Index Services does not guarantee the accuracy and/or the completeness of the CCINDX or any data included therein and Crescent Index Services shall have no liability for any errors, omissions, or interruptions therein. Crescent Index Services makes no representation or warranty, express or implied, as to results to be obtained by USCF, owners of the Fund, or any other person or entity from the use of the CCINDX or any data included therein. Crescent Index Services makes no express or implied warranties, and expressly disclaims all warranties, of merchantability or fitness for a particular purpose or use with respect to the CCINDX or any data included therein, without limiting any of the foregoing, in no event shall Crescent Index Services have any liability for any lost profits or indirect, punitive, special, or consequential damages (including lost profits), even if notified of the possibility of such damages. There are no third-party beneficiaries of any agreements or arrangements between Crescent Index Services and USCF.

The liability of USCF and the Trustee are limited, and the value of the shares will be adversely affected if XBET is required to indemnify the Trustee or USCF.

Under the Trust Agreement, the Trustee and USCF are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or USCF or breach by USCF of the Trust Agreement, as the case may be. As a result, USCF may require the assets of XBET to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of XBET and the value of its shares.

Although the shares of XBET are limited liability investments, certain circumstances such as bankruptcy or indemnification of XBET by a shareholder will increase the shareholder’s liability.

The shares of XBET are limited liability investments; shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of XBET any distribution they received at a time when XBET was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Trust has been formed in the State of Delaware. It is possible that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. Finally, in the event the Trust or XBET is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or XBET, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust or XBET, as applicable, for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Investors cannot be assured of the continuation of the agreement between Crescent Index Services and USCF for use of the CCINDX, and discontinuance of the CCINDX may be detrimental to XBET.

Investors cannot be assured that the agreement between Crescent Index Services and USCF for use of the CCINDX will continue for any length of time. Should the agreement between Crescent Index Services and USCF for use of the CCINDX be terminated, USCF will be required to find a replacement index, which may have an adverse effect on XBET.

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Investors cannot be assured of Crescent’s continued services, and discontinuance may be detrimental to XBET.

Investors cannot be assured that Crescent will be willing or able to continue to service XBET for any length of time. Crescent was formed for the purpose of providing investment advisory services, and provides these services to XBET on a contractual basis pursuant to an advisory agreement. If Crescent discontinues its activities on behalf of XBET, XBET may be adversely affected.

XBET is a series of the Trust and, as a result, a court could potentially conclude that the assets and liabilities of XBET are not segregated from those of another series of the Trust, thereby potentially exposing assets in XBET to the liabilities of another series of the Trust.

XBET is a series of a Delaware statutory trust and not itself a separate legal entity. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof shall be enforceable against the assets of such series. USCF is not aware of any court case that has interpreted this Inter-Series Limitation on Liability or provided any guidance as to what is required for compliance. USCF intends to maintain separate and distinct records for XBET and account for XBET separately from any other series of the Trust, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in one series to the liabilities of another series of the Trust.

The Trust Agreement Limits the Forum in Which Claims May be Brought Against USCF, the Trust, the Trustee or their Respective Directors and Officers

The rights of USCF, the Trust, XBET, DTC (as registered owner of XBET’s global certificate for shares) and the shareholders are governed by the laws of the State of Delaware. USCF, the Trust, XBET and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware other than for a person to assert a claim of Delaware jurisdiction over USCF, the Trust or XBET.  As a result, any claims, suits, actions or proceedings arising out of or relating in any way to the Trust, the Delaware Statutory Trust Act (the “Trust Act”), the Trust Agreement or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (i) the provisions of the Trust Agreement, or (ii) the duties (including fiduciary duties), obligations or liabilities of the Trust to USCF, the shareholders or the Trustee, or of USCF or the Trustee to the Trust, to the shareholders or each other, or (iii) the rights or powers of, or restrictions on, the Trust, the Trustee or the shareholders, or (iv) any provision of the Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to the Trust Act, or (v) any other instrument, document, agreement or certificate contemplated by any provision of the Trust Act or the Trust Agreement relating in any way to the Trust , shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction.

We believe this provision benefits us and the shareholders: (1) by having disputes resolved by a forum with the experience and established precedent for resolving these types of disputes under Delaware law, (2) by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, and, (3) as a result of the foregoing, limiting the time cost and uncertainty of litigation. However, this provision may limit the right of XBET’s shareholders to bring a claim in a judicial forum they believe is more favorable for its disputes against USCF, the Trust, or the Trustee. In addition, it may have the effect of discouraging lawsuits against USCF, the Trust, the Trustee, or their respective directors and officers. Although the Trust Agreement contains the exclusive choice of forum provision described above and such provisions are expressly permitted under the Trust Act, there are no court cases that we are aware of that have interpreted the Trust Act in this regard and thus, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. With the validity and enforceability of exclusive forum selection provisions still somewhat in question outside of the State of Delaware, there may be increased litigation over such provisions. Challenging shareholders might bring actions in courts outside of Delaware to attack a forum selection clause that specifies Delaware as the exclusive jurisdiction. A non-Delaware court could view negatively a forum selection clause in favor of Delaware, in particular, because such a provision may appear to divest the non-Delaware court of its legal jurisdiction.

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USCF and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of XBET property.

Neither USCF nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of XBET property. The Trust Agreement does not confer upon shareholders the right to prosecute any such action, suit or other proceeding.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that USCF has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize XBET’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. USCF has a patent for XBET’s business method and has registered its trademarks. XBET does not currently have any proprietary software. However, if it obtains proprietary software in the future, any unauthorized use of XBET’s proprietary software and other technology could also adversely affect its competitive advantage. XBET may not have adequate resources to implement procedures for monitoring unauthorized uses of its patents, trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of USCF or claim that USCF has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, USCF may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if USCF is successful and regardless of the merits, may result in significant costs, divert its resources from XBET, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, XBET is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of XBET’s clearing broker or third party service provider (including, but not limited to, index providers, the administrator and transfer agent, the custodian), have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of XBET shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. XBET and its shareholders could be negatively impacted as a result. While XBET has established business continuity plans, there are inherent limitations in such plans.

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ADDITIONAL INFORMATION ABOUT XBET, ITS INVESTMENT OBJECTIVE AND INVESTMENTS

XBET’s Investment Objective and Strategies

The investment objective of XBET is for the daily changes in percentage terms of its per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the Crescent Crypto Core II Index (the “CCINDX”), less XBET’s expenses.

The CCINDX was designed by Crescent Index Services, a wholly owned subsidiary of Crescent Crypto Asset Management, LLC (“Crescent”) to track the performance of a market capitalization weighted portfolio of Bitcoin and Ether (each, a “Portfolio Cryptocurrency” and collectively, “Portfolio Cryptocurrencies”). In seeking to track the CCINDX, XBET’s sponsor, United States Commodity Funds LLC (“USCF”), will invest XBET’s assets in Portfolio Cryptocurrencies. USCF will also employ Crescent Crypto Manager LLC, a wholly owned subsidiary of Crescent, as co-portfolio manager to XBET.

The “Crescent Crypto II Index” and “CRESCENT CRYPTO” are trademarks of Crescent and have been licensed for use for certain purposes by USCF.  XBET is based on the CCINDX and is not sponsored, endorsed, sold or promoted by Crescent or its affiliates, and neither Crescent nor any of its affiliates makes any representations regarding the advisability of trading in such fund.

The Trust and XBET

The United States Commodity Index Funds Trust (the “Trust”) is a Delaware statutory trust formed on December 21, 2009. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act and is organized into four separate series. The USCF Crescent Crypto Index Fund (“XBET”) formed on May 7, 2019, is a series of the Trust. XBET continuously issues common shares of beneficial interest that may be purchased and sold on the NYSE Arca stock exchange (“NYSE Arca”). The Trust and XBET operate pursuant to the Trust’s Fourth Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of December 15, 2017. Wilmington Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust and XBET are managed and controlled by USCF. USCF is a limited liability company formed in Delaware on May 10, 2005, that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission and is a member of the National Futures Association (“NFA”).

CCINDX

CCINDX is composed of a Portfolio of the Bitcoin and Ether, which are the largest and most liquid cryptocurrencies. CCINDX was designed by Crescent Index Services, a wholly-owned subsidiary of Crescent, and is overseen and maintained by the Crescent Crypto Index Committee.

For purposes of assigning a weight to each Portfolio Cryptocurrency, Crescent calculates market capitalization using data from a select subset of publicly-available cryptocurrency exchanges and liquidity providers, including OTC liquidity providers, representing a high-quality subset of global volumes of each Portfolio Cryptocurrency. The Crescent Crypto Index Committee selects liquidity providers, including OTC liquidity providers, based on: a strong history of security controls, availability to US institutional investors, a substantial trading volume, and maintaining a strong track record of local regulatory compliance. The pricing used to calculate the market capitalization of a cryptocurrency is determined by taking the exchange volume weighted average price from all eligible exchanges. The circulating supply of each cryptocurrency is then multiplied by the calculated price to determine the market capitalization. The index does not use any ‘cap’ or ‘floor’ factors to restrict the weights of the components.

The index will be rebalanced on a monthly basis.

The weighting methodology uses the following formula:

(Composite price) x (Circulating supply), where:

•	A cryptocurrency’s composite price is derived from a combination of (1) 24-hour exchange volume weighted average price of such cryptocurrency published by multiple eligible exchanges selected by the Crescent Crypto Index Committee, and (2) the mid-point price of such cryptocurrency from several OTC liquidity providers selected by the Crescent Crypto Index Committee. The price on the exchange with more trade volume has more influence on the composite price while the exchange with the price that deviates more from the prices of the other exchanges has less influence on the composite price. This normalization is intended to produce a more accurate composited price which is then used in the market capitalization calculation. A time penalty factor is also included to ensure that exchanges with suspended trading has less of a pricing impact.

•	Crescent believes that circulating supply is the best approximation of the number of cryptocurrencies available on public markets. Circulating supply is derived by taking the total number of existing cryptocurrencies from the blockchain and subtracting the number of cryptocurrencies verifiably burned, locked, or reserved (for example, by a foundation).
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The Portfolio Cryptocurrencies comprising CCINDX are held in proportion to their valuation.

CCINDX is rebalanced monthly. This may be more frequent than with respect to indexes in mature markets like US equities. The tradeoff is that more frequent rebalancing potentially creates more turnover, but Crescent believes that it is also more current with the rapidly changing market.

One-Off Events

CCINDX has provisions for handling one-off events in a basket cryptocurrency or the cryptocurrency market generally, such as trade suspensions and hard forks. If new types of important one-off events become common, Crescent may adopt additional policies for CCINDX to address them. With regards to trade suspensions, if an exchange suspends the trading of a given cryptocurrency for any reason, the time penalty factor will reduce the impact of that exchange’s contribution towards the composite price. If the suspension continues, Crescent will re-evaluate the eligibility of the exchange.

A hard fork occurs when a blockchain protocol is radically changed, such that it becomes incompatible with older versions. In effect, participants taking part in transactions on the old blockchain must upgrade to the new one in order to continue validating transactions. However, participants that do not upgrade may continue to support and validate transactions on the older blockchain protocol separately. The result of this is that a blockchain splits into two – hence the name ‘hard fork’. If there are nodes permanently supporting both the old chain and the new chain, then the two chains will co-exist. Users that once held digital assets on an older blockchain before the protocol change at a pre-specified blockchain length will now also hold an amount of new coins on the altered blockchain. This new asset has essentially been derived from an older token as well as its associated blockchain’s transaction history.

At the time of fork, the value of the secondary chain will be added commensurately but will not be adjusted thereafter and its value reattributed at the next rebalance into the index. The Crescent Crypto Index Committee will determine the “primary chain” using inputs such as: comparative market capitalizations between the two chains, support from the Bitcoin and Ether communities, and the investment of mining resources between the two chains. Crescent may adjust or implement new policies in order to strengthen how CCINDX handles hard fork events over time.

CCINDX is actively researched and evaluated and therefore CCINDX methodology, eligibility criteria and overall strategy may be adjusted over time. The methodology and composition of CCINDX is subject to change at any time without advance notice, at the sole discretion of Crescent. Since XBET’s investment strategy is to invest its assets to track CCINDX, a change in Index methodology or composition may not require consent by shareholders even if such changes in CCINDX are material.

CCINDX is calculated by Crescent on a real-time basis and published on Crescent’s website, as well as the website of MV Index Solutions, and also the websites of large media providers such as Bloomberg and Thomson Reuters. Crescent manages CCINDX with input from the Crescent Crypto Index Committee (the “Committee”), which has ultimate responsibility and authority for developing, maintaining and adjusting CCINDX. The Committee is currently composed of three members of the Crescent leadership team.

The Committee convenes on a monthly basis. It may also convene at other times as necessary based on unusual or abnormal events in the cryptocurrency markets. The Committee has no decision-making authority or control over XBET. No member of the Committee in its capacity as a committee member has a right to participate in the management of XBET, to act for or bind XBET, or to vote on Fund matters except as specifically provided under applicable law or in the Trust Agreement.

What are the Other Trading Policies of the Fund?

Cash, Treasuries and Cash Equivalents

XBET may also hold cash, obligations of the United States with maturities of less than two years (“Treasuries”) and cash equivalents. Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements. Money market mutual funds are open-end mutual funds registered under the Investment Company Act of 1940, as amended, that invest in money market instruments. Commercial paper is an unsecured, short-term debt instrument issued by a corporation, typically for the financing of accounts receivable, inventories and meeting short-term liabilities.

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XBET’s Operations

USCF and its Management and Traders

USCF is a single member limited liability company that was formed in the state of Delaware on May 10, 2005. USCF maintains its main business office at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596.

USCF is a wholly-owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”), which is an intermediate holding company that owns USCF and another advisor of exchange traded funds. Wainwright is a wholly owned subsidiary of Concierge Technologies, Inc. (publicly traded under the ticker CNCG) (“Concierge”), a publicly traded holding company that owns various financial and non-financial businesses. Mr. Nicholas Gerber (discussed below), along with certain family members and certain other shareholders, owns the majority of the shares in Concierge. Wainwright is a holding company that currently holds both USCF, as well as USCF Advisers LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended, (“USCF Advisers”). USCF Advisers serves as the investment adviser for the USCF SummerHaven SHPEN Index Fund (“BUYN”), the USCF SummerHaven SHPEI Index Fund (“BUY”) and the USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund (“SDCI”), each a series of the USCF ETF Trust. USCF Advisers was also the investment adviser for the USCF Commodity Strategy Fund (the “Mutual Fund”), a series of the USCF Mutual Funds Trust, until March 2019, when the Mutual Fund liquidated all of its assets and distributed cash pro rata to all remaining shareholders. USCF ETF Trust and USCF Mutual Funds Trust are registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Board of Trustees for the USCF ETF Trust and USCF Mutual Funds Trust consist of different independent trustees than those independent directors who serve on the Board of Directors of USCF. USCF is a member of the National Futures Association (the “NFA”) and registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (the “CFTC”) on December 1, 2005 and as a swaps firm on August 8, 2013.

USCF serves as sponsor of the XBET, the United States Commodity Index Fund (“USCI”) and the United States Copper Index Fund (“CPER”), each a series of the United States Commodity Index Funds Trust (“USCIFT”). Other series of the Trust included the United States Agriculture Index Fund (“USAG”), which liquidated in 2018.

In addition, USCF is the sponsor of the USCF Funds Trust, a Delaware Statutory Trust, and each of its series, the United States 3x Oil Fund (“USOU”) and the United States 3x Short Oil Fund (“USOD”), which commenced operations on July 19, 2017.

USCF also serves as the general partner of the United States Oil Fund, LP (“USO”), United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”), the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”). USCF previously served as the general partner for the United States Short Oil Fund, LP (“DNO”) and the United States Diesel-Heating Oil Fund, LP (“UHN”). Both DNO and UHN were liquidated in 2018.

All funds listed previously for which USCF serves as the sponsor or general partner, other than DNO, UHN, USAG, are referred to collectively herein as the “Related Public Funds.”

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The Related Public Funds are subject to reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and, if registered under the 1940 Act, a Related Public Fund also must comply with the reporting requirements under the 1940 Act. For more information about each of the Related Public Funds, investors in XBET may call 1-800-920-0259 or visit www.uscfinvestments.com or the Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

USCF is required to oversee the purchase and sale of XBET’s shares by certain authorized participants (“Authorized Participants”), review daily positions and margin requirements of XBET and manage XBET’s investments. USCF also pays the fees of [_______________], which serves as the marketing agent for XBET (the “Marketing Agent”), and [________________] (“___________”), which serves as the administrator (the “Administrator”) and the custodian (the “Custodian”) for XBET. In no event may the aggregate compensation paid for the Marketing Agent and any affiliate of USCF for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of this offering.

The business and affairs of USCF are managed by the Board, which is comprised of the Management Directors, each of whom are also executive officers and employees of USCF, and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. The Management Directors have the authority to manage USCF pursuant to the terms of the LLC Agreement. Through its Management Directors, USCF manages the day-to-day operations of XBET. The Board has an audit committee, which is made up of the three independent directors (Gordon L. Ellis, Malcolm R. Fobes III and Peter M. Robinson,). The audit committee is governed by an audit committee charter that is posted on XBET’s website at www.uscfinvestments.com. The Board has determined that each member of the audit committee meets the financial literacy requirements of the NYSE Arca and the audit committee charter. The Board has further determined that each of Messrs. Ellis and Fobes have accounting or related financial management expertise, as required by the NYSE Arca, such that each of them is considered an “Audit Committee Finance Expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

XBET has no executive officers. Pursuant to the terms of the Trust Agreement, XBET’s affairs are managed by USCF.

The following are the directors and executive officers of USCF: John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, Malcolm R. Fobes III, Kevin A. Baum, and Carolyn M. Yu.

Kevin A. Baum, 48, has served as a Portfolio Manager of USCF since March 2016 and as the Chief Investment Officer of USCF since September 1, 2016. Prior to joining USCF, Mr. Baum temporarily retired from December 2015 to March 2016. Mr. Baum served as the Vice President and Senior Portfolio Manager for Invesco Capital Management LLC, an investment manager that manages a family of exchange-traded funds, from October 2014 through December 2015. Mr. Baum was temporarily retired from May 2012 through September 2014. From May 1993 to April 2012, Mr. Baum worked as the Senior Portfolio Manager, Head of Commodities for OppenheimerFunds, Inc., a global asset manager. Mr. Baum has been approved as an NFA principal, swap associated person, and associated person of USCF since April 2016 and, as of January 2017, a branch manager of USCF. As of February 2017, he also is an associated person, swap associated person, and branch manager of USCF Advisers. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Baum is a CFA Charterholder, CAIA Charterholder, earned a B.B.A. in Finance from Texas Tech University and holds an NFA Series 3 registration.

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Stuart P. Crumbaugh, 55, Chief Financial Officer, Secretary and Treasurer of USCF since May 2015 and also the Chief Financial Officer of Concierge Technologies, Inc., the parent of Wainwright Holdings, Inc. (“Wainwright”) since December 2017. In addition, Mr. Crumbaugh has served as a director of Wainwright, the parent and sole member of USCF, since December 2016. Mr. Crumbaugh has been a principal of USCF listed with the CFTC and NFA since July 1, 2015 and, as of January 2017, he is a principal of USCF Advisers. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Since June 2015, Mr. Crumbaugh has been the Treasurer and Secretary of USCF Advisers. He also has served as a Management Trustee, Chief Financial Officer and Treasurer of (1) USCF ETF Trust since May 2015 and (2) USCF Mutual Funds Trust since October 2016. Mr. Crumbaugh joined USCF as the Assistant Chief Financial Officer on April 6, 2015. Prior to joining USCF, Mr. Crumbaugh was the Vice President Finance and Chief Financial Officer of Sikka Software Corporation, a software service healthcare company providing optimization software and data solutions from April 2014 to April 6, 2015. Mr. Crumbaugh served as a consultant providing technical accounting, IPO readiness and M&A consulting services to various early stage companies with the Connor Group, a technical accounting consulting firm, for the periods of January 2014 through March 2014; October 2012 through November 2012; and January 2011 through February 2011. From December 2012 through December 2013, Mr. Crumbaugh was Vice President, Corporate Controller and Treasurer of Auction.com, LLC, a residential and commercial real estate online auction company. From March 2011 through September 2012, Mr. Crumbaugh was Chief Financial Officer of IP Infusion Inc., a technology company providing network routing and switching software enabling software-defined networking solutions for major mobile carriers and network infrastructure providers. Mr. Crumbaugh earned a B.A. in Accounting and Business Administration from Michigan State University in 1987 and is a Certified Public Accountant – Michigan (inactive).

Nicholas D. Gerber, 56, Chairman of the Board of Directors of USCF since June 2005. Mr. Gerber also served as President and Chief Executive Officer of USCF from June 2005 through May 15, 2015 and Vice President since May 15, 2015. Mr. Gerber co-founded USCF in 2005 and prior to that, he co-founded Ameristock Corporation in March 1995, a California-based investment adviser registered under the Investment Advisers Act of 1940 from March 1995 until January 2013. Since January 26, 2015, Mr. Gerber also has served as the Chief Executive Officer, President, and Chairman of the Board of Directors of Concierge Technologies, Inc. (“Concierge”), which is a company publicly traded under the ticker symbol “CNCG.” Concierge is the sole shareholder of Wainwright. Mr. Gerber also is the President and a director of Wainwright, a position he has held since March of 2004. From August 1995 to January 2013, Mr. Gerber served as Portfolio Manager of Ameristock Mutual Fund, Inc. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or USCF. Mr. Gerber also has served USCF Advisers on the Board of Managers from June 2013 to present, as the President from June 2013 through June 18, 2015, and as Vice President from June 18, 2015 to present. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, since February 2017, is registered as a commodity pool operator, NFA member and swap firm. He also has served as Chairman of the Boards of Trustees of USCF ETF Trust since 2014 and USCF Mutual Funds Trust since October 2016, respectively, (USCF ETF Trust and together with USCF Mutual Funds Trust are referred to as the “Trusts”) and each of the Trusts are investment companies registered under the Investment Company Act of 1940, as amended. In addition, Mr. Gerber served as the President and Chief Executive Officer of USCF ETF Trust from June 2014 until December 2015. In the above roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Gerber has been a principal of USCF listed with the CFTC and NFA since November 2005, an NFA associate member and associated person of USCF since December 2005 and a Branch Manager of USCF since May 2009. Additionally, effective as of January 2017, he is a principal of USCF Advisers and, effective as of February 2017, he is an associated person, swap associated person, and branch manager of USCF Advisers. Mr. Gerber earned an MBA degree in finance from the University of San Francisco, a B.A. from Skidmore College and holds an NFA Series 3 registration.

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John P. Love, 47, President and Chief Executive Officer of USCF since May 15, 2015 and Management Director of USCF since October 2016. Mr. Love previously served as a Senior Portfolio Manager for the Related Public Funds from March 2010 through May 15, 2015. Prior to that, while still at USCF, he was a Portfolio Manager beginning with the launch of USO in April 2006. Mr. Love was the portfolio manager of USO from April 2006 until March 2010 and the portfolio manager for USL from December 2007 until March 2010. Mr. Love has been the portfolio manager of UNG since April 2007, and the portfolio manager of UGA, and UNL since March 2010 and the portfolio manager of UHN from March 2010 to September 2018. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Love has served as on the Board of Managers of USCF Advisers since November 2016 and as its President since June 18, 2015. He also acted as co-portfolio manager of the Stock Split Index Fund, a series of the USCF ETF Trust for the period from September 2014 to December 2015, when he was promoted to the position of President and Chief Executive Officer of the USCF ETF Trust. Since October 2016 to present, he also has served as the President and Chief Executive of the USCF Mutual Funds Trust. Mr. Love also is a director of Wainwright, a position he has held since December 2016. Mr. Love has been a principal of USCF listed with the CFTC and NFA since January 17, 2006. Mr. Love has been registered as an associated person of USCF since February 2015 and from December 1, 2005 to April 16, 2009. Mr. Love has also been registered as a branch manager of USCF since March 2016. Additionally, Mr. Love has been approved as an NFA swaps associated person since February 2015. Mr. Love is a principal of USCF Advisers LLC as of January 2017. Additionally, effective as of February 2017, he is an associated person, swap associated person, and branch manager of USCF Advisers. Mr. Love earned a B.A. from the University of Southern California, holds an NFA Series 3 and FINRA Series 7 registrations and is a CFA Charterholder.

Andrew F Ngim, 58, co-founded USCF in 2005 and has served as a Management Director since May 2005 and, since August 15, 2016, has served as the Chief Operating Officer of USCF. Mr. Ngim has served as the portfolio manager for USCI and CPER since January 2013 and for USAG from January 2013 to September 2018. Mr. Ngim also served as USCF’s Treasurer from June 2005 to February 2012. In addition, he has been on the Board of Managers and has served as the Assistant Secretary and Assistant Treasurer of USCF Advisers since its inception in June 2013. Prior to and concurrent with his services to USCF and USCF Advisers, from January 1999 to January 2013, Mr. Ngim served as a Managing Director for Ameristock Corporation, a California-based investment adviser, which he co-founded in March 1995, and was Co-Portfolio Manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013. Mr. Ngim also served as portfolio manager of (1) the Stock Split Index Fund from September 2014 to October 2017, and (2) the USCF Restaurant Leaders Fund from November 2016 to October 2017, both series of the USCF ETF Trust. Mr. Ngim also serves as the portfolio manager for three funds that are series of the USCF ETF Trust: (1) USCF SummerHaven SHPEI Index Fund from December 2017 to present, (2) USCF SummerHaven SHPEN Index Fund also from December 2017 to present, and (3) USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund from May 2018 to present. Mr. Ngim serves as a Management Trustee of: (1) the USCF ETF Trust from August 2014 to the present and (2) the USCF Mutual Funds Trust from October 2016 to present. Mr. Ngim has been a principal of USCF listed with the CFTC and NFA since November 2005 and a principal of USCF Advisers LLC since January 2017. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Ngim earned his B.A. from the University of California at Berkeley.

Robert L. Nguyen, 59, Management Director and principal since July 2015. Mr. Nguyen served on the Board of Wainwright from December 2014 to December 2016. Mr. Nguyen co-founded USCF in 2005 and served as a Management Director until March 2012. Mr. Nguyen was an Investment Manager with Ribera Investment Management, an investment adviser registered under the Investment Advisers Act of 1940, from January 2013 to March 2015. Prior to and concurrent with his services to USCF, from January 2000 to January 2013, Mr. Nguyen served as a Managing Principal for Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940, which he co-founded in March 1995. Mr. Nguyen was a principal of USCF listed with the CFTC and NFA from November 2005 through March 2012 and an associated person of USCF listed with the CFTC and NFA from November 2007 through March 2012. Mr. Nguyen has been a principal of USCF listed with the CFTC and NFA since July 2015 and an associated person and a swap associated person of USCF listed with the CFTC and NFA since December 2015. As of February 2017, he also is an associated person and swap associated person of USCF Advisers. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Nguyen earned his B.S. from California State University at Sacramento, and holds NFA Series 3 and FINRA Series 7 registrations.

Carolyn M. Yu, 60, Chief Compliance Officer of USCF since February 2013. In addition, she served USCF as the General Counsel from May 2015 through April 2018 and the Assistant General Counsel from August 2011 through April 2015. Ms. Yu also served as the General Counsel of Concierge, the parent of Wainwright from November 2017 through December 2018. Ms. Yu has served as (1) Chief Compliance Officer of USCF Advisers and USCF ETF Trust since May 2015 and of USCF Mutual Funds Trust since October 2016, (2) Chief AML Officer of USCF ETF Trust since May 2015 and of USCF Mutual Funds Trust since October 2016, and (3) Chief Legal Officer of USCF Advisers and USCF ETF Trust from May 2015 through April 2018 and of USCF Mutual Funds Trust from October 2016 through April 2018. Prior to May 2015, Ms. Yu was the Assistant Chief Compliance Officer and AML Officer of the USCF ETF Trust. Since August 2013, in the case of USCF, and January 2017, in the case of USCF Advisers LLC, Ms. Yu has been a principal listed with the CFTC and NFA. USCF Advisers LLC, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Ms. Yu earned her JD from Golden Gate University School of Law and a B.S. in business administration from San Francisco State University.

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Gordon L. Ellis, 72, Independent Director of USCF since September 2005. Previously, Mr. Ellis was a founder of International Absorbents, Inc., Director and Chairman since July 1985 and July 1988, respectively, and Chief Executive Officer and President since November 1996. He also served as Chairman of Absorption Corp., a wholly-owned subsidiary of International Absorbents, Inc., which is a leading developer and producer of environmentally friendly pet care and industrial products, from May July 1985 until July 2010 when it was sold to Kinderhook Industries, a private investment banking firm and remained as a director until March 2013 when Absorption Corp was sold again to J. Rettenmaier & Söhne Group, a German manufacturing firm. Concurrent with that, he founded and has served as Chairman from November 2010 to present of Lupaka Gold Corp., a firm that acquires, explores, develops, and evaluates gold mining properties in Peru, South America. Mr. Ellis has his Chartered Directors designation from The Director’s College (a joint venture of McMaster University and The Conference Board of Canada). He has been a principal of USCF listed with the CFTC and NFA since November 2005. Mr. Ellis is an engineer and earned an MBA in international finance.

Malcolm R. Fobes III, 54, Independent Director of USCF and Chairman of USCF’s audit committee since September 2005. He founded and is the Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940 that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Mr. Fobes serves as Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Since 1997, Mr. Fobes has also served as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. He was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes has been a principal of USCF listed with the CFTC and NFA since November 2005. He earned a B.S. in finance with a minor in economics from San Jose State University in California.

Peter M. Robinson, 61, Independent Director of USCF since September 2005. Mr. Robinson has been a Research Fellow since 1993 with the Hoover Institution, a public policy think tank located on the campus of Stanford University. He authored three books and has been published in the New York Times, Red Herring, and Forbes ASAP and is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson has been a principal of USCF listed with the CFTC and NFA since December 2005. He earned an MBA from the Stanford University Graduate School of Business, graduated from Oxford University in 1982 after studying politics, philosophy, and economics and graduated summa cum laude from Dartmouth College in 1979.

Who is Crescent?

Background of Crescent

Crescent Crypto Asset Management, LLC is a leader in crypto benchmarking and passive index investing. The firm launched in November of 2017 and is led entirely by Goldman Sachs alumni. Crescent’s first fund offering, the Crescent Crypto Market Index Fund, is designed to replicate the returns of the “investment grade” crypto universe in a passive, rules-based approach that is tax efficient and scalable. Today Crescent Crypto Asset Management offers a platform of cost-efficient funds and services designed to help investors navigate the complex world of cryptocurrency. The firm has experience building, trading, taking custody of, and managing digital asset portfolios.

Principals of Crescent

Ali Hassan, 27, is the Co-Founder and Chief Executive Officer of Crescent Crypto Asset Management, LLC, and has served in this capacity since the firm’s inception in November of 2017. Prior to Crescent, Mr. Hassan served as an associate at a New York-based family office from March 2017 to October 2017. Prior to that he served as an analyst focused on venture capital investments at Fairview Capital Partners from March 2016 to March 2017. Mr. Hassan started his investing career as an analyst at Goldman Sachs in 2013. He earned his B.S. from Saint Peter’s University.

Christopher Matta, 29, is the Co-Founder and Chief Investment Officer of Crescent Crypto Asset Management, LLC, and has served in this capacity since the firm’s inception in November of 2017. Prior to Crescent, Mr. Matta served as a Vice President at Goldman Sachs with primary responsibilities to the Goldman Sachs Trust Company and Philanthropy Fund. Prior to that he was an associate at the Goldman Sachs since 2015, and began his investing career as an analyst at Goldman Sachs in 2012. Mr. Matta earned his B.S. from The College of New Jersey.

Michael Kazley, 28, is the Co-Founder and Head of Trading of Crescent Crypto Asset Management, LLC, and has served in this capacity since the firm’s inception in November of 2017. Prior to Crescent, Mr. Kazley served as a senior research analyst and trader at Cedar Lake Capital Ventures from September 2015 to October 2017, where he focused on equity investing. Prior to that he began his investing career as an analyst at Goldman Sachs in 2013. Mr. Kazley earned his B.S. from Cornell University.

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XBET’s Service Providers

Delaware Trustee

Wilmington Trust, N.A. (the “Trustee”) serves as the Trust’s corporate trustee as required under the Delaware Statutory Trust Act (“DSTA”). USCF pays the Trustee $3,000 annually for its services to the Trust.

The Trustee is the sole trustee of the Trust. The rights and duties of the Trustee and USCF with respect to the offering of the shares and XBET management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, USCF or the shareholders of XBET. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with USCF.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by USCF. USCF has the discretion to replace the Trustee.

Only the assets of the Trust and USCF are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the shares. The Trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, USCF has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of USCF, nor will the Trustee have any liability for the acts or omissions of USCF. The shareholders have no voice in the day to day management of the business and operations of XBET and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of XBET and the Trust, USCF may, in its sole and absolute discretion, appoint an affiliate or affiliates of USCF as additional sponsors and retain such persons, including affiliates of USCF, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

Cryptocurrency Custodian

[[•] (the “Cryptocurrency Custodian”), is a [New York State-chartered limited liability trust company] that operates under the direct supervision and regulatory authority of the NYSDFS. The Cryptocurrency Custodian is a fiduciary and required to meet the capitalization, compliance, anti-money laundering, consumer protection and cyber security requirements as set forth by the NYSDFS. The Cryptocurrency Custodian is authorized to serve as XBET’s Custodian pursuant to a custody agreement by and between XBET and the Cryptocurrency Custodian, (the “Cryptocurrency Custody Agreement”). The Cryptocurrency Custodian’s address is [•].

Under the Cryptocurrency Custody Agreement, the Cryptocurrency Custodian is responsible for the safekeeping of the private keys that control XBET’s cryptocurrencies in its Cold Storage System and will facilitate the transfer of cryptocurrency into and out of XBET. See “Custody of XBET’s Portfolio Cryptocurrency Assets.”

The Cryptocurrency Custodian shall, with respect to custodial instructions, act in accordance with the instructions of XBET, USCF, or Administrator. If the Cryptocurrency Custodian resigns in its capacity as custodian of XBET’s cryptocurrency assets, USCF shall appoint an additional or replacement custodian and enter into a custody agreement on behalf of XBET with such custodian.

The Cryptocurrency Custodian’s fees and expenses under the Cryptocurrency Custody Agreement will be paid by USCF.

Affiliates of the Cryptocurrency Custodian may from time to time purchase or sell Portfolio Cryptocurrencies or the Shares for their own accounts and as agent for their customers.]

[Insurance Providers]

Pursuant to the Cryptocurrency Custody Agreement, the Cryptocurrency Custodian provides certain insurance coverage to XBET, including insurance related to [certain theft, misappropriations, or losses] of XBET’s assets, including the Portfolio Cryptocurrencies held with the Cryptocurrency Custodian.

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Registrar, Transfer Agent and Administrator

[In its capacity as the cash custodian for XBET,[the Custodian] may hold XBET’s Treasuries, cash and/or cash equivalents pursuant to a custodial agreement. [______________] is also the registrar and transfer agent for the shares. In addition, in its capacity as Administrator for XBET, [______________] performs certain administrative and accounting services for XBET and prepares certain SEC, NFA and CFTC reports on behalf of, or with respect to, XBET .

[Add description of payment to custodian, admin and transfer agent.]

Add address and background on custodian, admin and transfer agent.]1

Marketing Agent

XBET also employs [___________] as the Marketing Agent, which is further discussed under “What is the Plan of Distribution?” USCF pays the Marketing Agent an annual fee. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of the offering.

The Marketing Agent’s principal business address is [____________]. The Marketing Agent is a broker-dealer registered with FINRA and a member of the Securities Investor Protection Corporation.

Co-Portfolio Manager

USCF will retain Crescent Crypto Manager LLC to act as a co-portfolio manager to XBET. Crescent Crypto Manager LLC provides certain advisory services to USCF with respect to the CCINDX and investment decisions for XBET. Its advisory services include, but are not limited to, advice regarding the purchase, sale, or holding of certain interests by XBET in accordance with the advisory agreement between Crescent Crypto Manager, LLC and USCF. For these services, USCF pays a fee to Crescent Crypto Manager LLC. For additional information about the CCINDX and XBET’s trading program see “Additional Information About the CCINDX and XBET’s Trading Program.”

Crescent Crypto Manager LLC’s principal business address is [Crescent to provide].

USCF has also entered into a licensing agreement with Crescent Index Services. Under this licensing agreement, Crescent Index Services has licensed to USCF, the use of certain names and marks, including the CCINDX with respect to XBET. For this license, USCF pays a fee to Crescent Index Services.

[Crescent]’s principal business address is 101 Hudson Street, Suite 2100, Jersey City, NJ 07302.

Custody of XBET’s Portfolio Cryptocurrency Assets

 XBET seeks to hold its cryptocurrency assets in cold storage. The term “cold storage” describes the method by which underlying private keys for a given cryptocurrency wallet are generated offline and maintained offline via air gapped devices. Practically, cold storage and offline authentication is the safest way to store and transfer funds. Cold storage of private keys may involve keeping such wallet on a non-networked computer or electronic device or storing the public key and private keys relating to the digital wallet on a hardware storage device or physical medium. A digital wallet may receive deposits of cryptocurrencies but may not send cryptocurrencies without use of its corresponding private keys. In order to send cryptocurrencies from a digital wallet in which the private keys are kept in cold storage, either the private keys must be retrieved from cold storage and entered into a cryptocurrency software program to sign the transaction, or the unsigned transaction must be sent to the “cold” server in which the private keys are held for signature by the private keys. At that point, the user of the digital wallet can transfer its cryptocurrencies.

 XBET’s custodian will keep custody of XBET’s cryptocurrency assets. Private keys are generated in permanently quarantined offline computers that cannot access the internet. Those private keys are further encrypted, sharded, and made redundant before they are stored in multiple air-gapped secure locations such that the compromise or destruction of single location or a single rogue employee cannot jeopardize the safe custody of XBET’s assets. XBET’s crypto assets are put into cold storage immediately after they are acquired and blockchain transactions necessary to rebalance the portfolio are always signed via offline transactions such that private keys are never entered on an online computer.

1 NTD: USCF to update.

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XBET’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of XBET. You should note that you may pay brokerage commissions on purchases and sales of XBET’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares—Creation and Redemption Transaction Fee,” page 53.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

Management Fees [1]	[•]	%
Distribution Fees[2]	[•]	%
Other Fund Expenses[3]	[•]	%
Expense Waiver[4]	[(•	)]%
Total Annual Fund Operating Expenses	[•]	%

(1)	XBET is contractually obligated to pay USCF a management fee based on daily net assets and paid monthly of [•]% per annum on average net assets. Average daily net assets are calculated daily by taking the average of the total net assets of XBET over the calendar year, i.e., the sum of daily total net assets divided by the number of calendar days in the year. On days when markets are closed, the total net assets are the total net assets from the last day when the market was open.
(2)	XBET determined this estimate as follows based on XBET having [•] blocks of 50,000 shares (“Creation Baskets”) sold and [•] shares outstanding.
(3)	This consists of the Registration Fee, Independent Directors’ and Officers’ Fees, and fees and expenses associated with tax accounting and reporting.

USCF has voluntarily agreed to pay certain fees typically borne by XBET, to the extent that such fees exceed [•]% of XBET’s NAV, on an annualized basis. USCF can terminate this agreement at any time in its sole discretion. If this agreement were terminated, the Annual Fund Operating Expenses could increase, which would negatively impact your total return from an investment in XBET.

Conflicts of Interest

There are present and potential future conflicts of interest in XBET’s structure and operation you should consider before you purchase shares. USCF and Crescent will use this notice of conflicts as a defense against any claim or other proceeding made. If USCF or Crescent are not able to resolve these conflicts of interest adequately, it may impact XBET’s and the Related Public Funds’ ability to achieve their investment objectives.

The officers, directors and employees of USCF and Crescent do not devote their time exclusively to XBET. These persons are directors, officers or employees of other entities which may compete with XBET for their services. They could have a conflict between their responsibilities to XBET and to those other entities.

USCF and Crescent have adopted policies that prohibit these companies and their principals, officers, directors and employees from trading futures and related contracts in which either XBET or any of the Related Public Funds invests. These policies are intended to prevent conflicts of interest occurring where USCF, Crescent or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against XBET or any of the Related Public Funds.

USCF has sole current authority to manage the investments and operations of XBET, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in XBET’s basic investment policy, dissolution of the Trust, or the sale or distribution of XBET’s assets.

USCF serves as the sponsor to the Trust and XBET and is the sponsor or general partner to the Related Public Funds. USCF may have a conflict to the extent that its trading decisions for XBET may be influenced by the effect they would have on the other funds it manages.

In addition, USCF is required to indemnify the officers and directors of the Related Public Funds, if the need for indemnification arises. This potential indemnification will cause USCF’s assets to decrease. If USCF’s other sources of income are not sufficient to compensate for the indemnification, then USCF may terminate and you could lose your investment.

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Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between USCF or any of its affiliates, on the one hand, and the Trust, XBET or any shareholders or any other person, on the other hand, USCF shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Interests of Named Experts and Counsel

USCF has employed Eversheds Sutherland (US) LLP to prepare this prospectus. Neither the law firm nor any other expert hired by USCF on behalf of the Trust and XBET, to give advice on the preparation of this offering document has been hired on a contingent fee basis. None of them have any present or future expectation of interest in USCF, Marketing Agent, Authorized Participants, Custodian, Administrator or other service providers to the Trust and XBET.

Ownership or Beneficial Interest in XBET

As of [•], 2019, no person owned more than five percent (5%) of the shares of XBET. Also, as such date, USCF owns 50 shares of XBET, and none of the principals of USCF own any shares of XBET.

Fiduciary and Regulatory Duties of USCF

The general fiduciary duties which would otherwise be imposed on USCF (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the shares, are deemed to consent).

Additionally, under the Trust Agreement USCF has the following obligations as a sponsor of the Trust:

•	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the shareholders;
•	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;
•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;
•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;
•	Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of XBET in accordance with the purposes of the Trust and this prospectus;
•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in USCF’s immediate possession or control;
•	Enter into and perform agreements with each Authorized Participant, receive from Authorized Participants and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Participant submitting a purchase order;
•	Receive from Authorized Participants and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Participants through the Depository, and thereupon cancel or cause to be cancelled, shares corresponding to the Redemption Baskets to be redeemed;
•	Interact with the Depository as required;
•	Delegate duties to one or more administrators, as USCF determines; and
•	Delegate duties to one or more commodity trading or other advisors, as USCF determines.
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To the extent that, at law (common or statutory) or in equity, USCF has duties (including fiduciary duties) and liabilities relating thereto to the Trust, XBET, the shareholders or to any other person, USCF will not be liable to the Trust, XBET, the shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of USCF.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of XBET) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from USCF where the losses result from a violation by USCF of the anti-fraud provisions of the federal securities laws.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Liability and Indemnification

Under the Trust Agreement, USCF, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust, to XBET, or to any shareholder for any loss suffered by the Trust or XBET which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or XBET and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by USCF with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by USCF to provide services to the Trust.

The Trust Agreement also provides that USCF (and any other Covered Person performing services on behalf of the Trust or XBET, as applicable, and acting within the scope of USCF’s authority as set forth in the Trust Agreement) shall be indemnified by the Trust (or by XBET separately to the extent the matter in question relates to a single fund or disproportionately affects a specific fund in relation to another fund) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a fund, as applicable, provided that (i) USCF was acting on behalf of or performing services for the Trust or a fund, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or a fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of USCF and (ii) any such indemnification will only be recoverable from the assets of the Trust or of XBET. All rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of USCF, or the withdrawal, adjudication of bankruptcy or insolvency of USCF, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against USCF.

USCF shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of the U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the series funds in the Trust, including XBET. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

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Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against USCF shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by USCF on behalf of the Trust or any fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any fund; and (iii) USCF undertakes to repay the advanced funds with interest to the Trust or any fund, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

In the event the Trust or any fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any fund, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. USCF also indemnifies the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee under the Trust Agreement), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for expenses resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Provisions of Law Affecting Indemnification

According to applicable law, indemnification of USCF is payable only if USCF determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and XBET and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by USCF, and such indemnification or agreement to hold harmless is recoverable only out of the assets of XBET.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of USCF that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of USCF or any underwriter for XBET may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, USCF or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to USCF or its directors, officers, or persons controlling the Trust and XBET, the Trust has been informed that the SEC and the various State administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

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Management; Voting by Shareholders

The shareholders of XBET take no part in the management or control, and have no voice in the Trust’s operations or business. USCF generally has the right to amend the Trust Agreement as it applies to the Trust provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by USCF in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Meetings

Meetings of the Trust’s shareholders may be called by USCF and may be called by it upon the written request of shareholders holding at least 50% of the outstanding shares of the Trust or XBET, as applicable. USCF shall deposit in the United States mail or electronically transmit written notice to all shareholders of XBET of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by USCF. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting. shareholders may vote in person or by proxy at any such meeting.

Any action required or permitted to be taken by shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any shareholder to any action of the Trust, XBET or any shareholder, as contemplated by the Trust Agreement, is solicited by USCF, the solicitation shall be effected by notice to each shareholder given in the manner provided in accordance with the Trust Agreement. The Trust Agreement provides that shareholders are deemed to have consented to any proposals recommended by USCF in the shareholder notice unless such shareholders timely object to the proposals. Therefore, a lack of a response by a shareholder will have the same effect as if that shareholder had provided affirmative written consent for the proposed action. USCF and all parties dealing with the Trust may act in reliance on such deemed activity.

Termination Events

The Trust will dissolve at any time upon the happening of any of the following events:

•	The filing of a certificate of dissolution or revocation of USCF’s charter (and the expiration of 90 days after the date of notice to USCF of revocation without a reinstatement of its charter) or upon written notice by USCF of its withdrawal as Sponsor, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within 90 days of such event of withdrawal all the remaining shareholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Sponsors. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining shareholders to continue the business of the Trust and to appoint a successor Sponsor as provided above within 120 days of such event of withdrawal, shareholders holding shares representing at least a majority (over 50%) of the NAV (not including shares held by USCF and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Agreement. Any such election must also provide for the election of a Sponsor to the reconstituted trust. If such an election is made, all shareholders of the Trust shall be bound thereby and continue as shareholders of the reconstituted trust.
•	The occurrence of any event which would make unlawful the continued existence of the Trust.
•	In the event of the suspension, revocation or termination of USCF’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated).
•	The Trust becomes insolvent or bankrupt.
•	The shareholders holding shares representing at least seventy-five percent (75%) of the NAV (which excludes the shares of USCF) vote to dissolve XBET, notice of which is sent to USCF not less than ninety (90) business days prior to the effective date of termination.
•	The determination of USCF that the aggregate net assets of XBET in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust.
•	The Trust is required to be registered as an investment company under the Investment Company Act of 1940.
•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.
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Books and Records

The Trust and XBET keep their books of record and account at the office of USCF located at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, CA 94596, or at the offices of the Administrator located at 50 Post Office Square, Boston, Massachusetts, 02110, or such office, including of an administrative agent, as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust and XBET.

The Trust keeps a copy of the Trust Agreement on file in USCF’s office which will be available for inspection by any shareholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

At the end of each fiscal year, the Trust will furnish to banks, broker dealers and trust companies (“DTC Participants”) for distribution to each person who is a shareholder at the end of the fiscal year an annual report containing the Trust’s audited financial statements and other information about the Trust and XBET. USCF is responsible for the registration and qualification of the shares under the federal securities laws and federal commodities laws and any other securities and blue-sky laws of the United States or any other jurisdiction as USCF may select. USCF is responsible for preparing all reports required by the SEC, NYSE Arca and the CFTC, but has entered into an agreement with the Administrator to prepare these reports as required by the SEC, the CFTC and the NYSE Arca on the Trust’s behalf.

The financial statements of the Trust will be audited, as required by law and may be directed by USCF, by an independent registered public accounting firm designated from time to time by USCF. The accountants’ report will be furnished by the Trust to shareholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by applicable statute, rule or regulation.

In addition to periodic reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which can be assessed on the SEC’s website at www.sec.gov or on XBET’s website at www.uscfinvestments.com, the Trust pursuant to the Trust Agreement, will provide the following reports to shareholders in the manner prescribed below:

Annual Reports. Within 90 days after the end of each fiscal year, USCF shall cause to be delivered an annual report containing the following:

(i)	financial statements of the Trust, including without limitation, a balance sheet as of the end of the of the Trust’s fiscal year and statements of income, Trust’s equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with accounting principles generally accepted in the United States of America consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board,
(ii)	a general description of the activities of the Trust during the period covered by the report, and
(iii)	a report of any material transactions between the Trust and USCF or any of its affiliates, including fees or compensation paid by the Trust and the services performed by USCF or any such affiliate for such fees or compensation.

Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, USCF shall cause to be delivered, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by USCF as fairly presenting the financial position and results of operations of the Trust during the period covered by the report. The report shall also contain a description of any material event regarding the business of the Trust during the period covered by the report.

The Trust will provide information to its shareholders to the extent required by applicable SEC, CFTC and NYSE Arca requirements. An issuer, such as the Trust, of exchange-traded securities may not always readily know the identities of the investors who own those securities. The Trust and XBET will post the same information described above on www.uscfinvestments.com.

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Fiscal Year

The fiscal year of XBET is the calendar year. USCF may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of USCF, the Trust, XBET, DTC (as registered owner of XBET’s global certificate for shares) and the shareholders are governed by the laws of the State of Delaware. USCF, the Trust, XBET and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over USCF, the Trust or XBET.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against USCF, the Trust or XBET, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

[] has been retained to advise the Trust and USCF with respect to the shares being offered hereby and has passed upon the validity of the shares being issued hereunder. Eversheds Sutherland (US) LLP has also provided XBET with its opinion with respect to federal income tax matters addressed herein.

Experts

[U.S. Federal Income Tax Considerations] [As noted above, subject to continued ES Tax Review]

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares of XBET, and the U.S. federal income tax treatment of XBET, as of the date hereof. In general, this discussion is applicable to a shareholder who holds its shares as a capital asset. This summary does not purport to be a complete description of the income tax considerations applicable to an investment in shares. For example, we have not described tax consequences that may be relevant to certain types of shareholders subject to special treatment under United States federal income tax laws, including dealers or traders in securities, commodities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, or holders of shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

As used herein, the term “U.S. Shareholder” means a shareholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Shareholder” is a holder that is not a U.S. Shareholder. If a partnership holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our shares, you should consult your own tax advisor regarding the tax consequences.

USCF has received the opinion of Eversheds Sutherland (US) LLP, counsel to the Trust, that, subject to the conditions, limitations and assumptions stated in this discussion, the material U.S. federal income tax consequences to XBET and to U.S. shareholders and Non-U.S. shareholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Eversheds Sutherland (US) LLP has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and USCF. This opinion is not binding on the IRS. No ruling has been requested from the IRS with respect to any matter affecting XBET or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

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EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SHARES, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Status of the Trust and XBET

The Trust is organized and operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and XBET’s status as a series of that trust, due to the nature of its activities, XBET will be treated as a partnership rather than a trust for United States federal income tax purposes. In addition, the trading of shares on the NYSE Arca will cause XBET to be classified as a “publicly traded partnership” for federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity (such as XBET) that is not registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence. For this purpose, “qualifying income” is defined as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from commodities and futures, forwards, options and swaps and other notional principal contracts with respect to commodities. In connection with the opinion provided by Eversheds Sutherland (US) LLP, the Trust and USCF have represented, among other things, the following to Eversheds Sutherland (US) LLP:

•	At least 90% of XBET’s gross income for each taxable year will be derived from (i) income and gains from commodities (not held as inventory) or futures, forwards, options, OTC swap transactions, cleared swaps and other notional principal contracts with respect to commodities, and (ii) interest income;
•	XBET is organized and will be operated in accordance with its governing documents and applicable law; and
•	XBET has not elected, and XBET will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Eversheds Sutherland (US) LLP is of the opinion that XBET will be classified as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. XBET’s taxation as a partnership rather than a corporation will require USCF to conduct XBET’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that XBET’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Eversheds Sutherland (US) LLP will not review XBET’s ongoing compliance with these requirements and will have no obligation to advise the Trust, XBET or XBET’s shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If XBET failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case XBET could be required to pay over amounts determined by the IRS), XBET would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, shareholders of XBET would not report their share of XBET’s income or loss on their returns. In addition, any distributions to shareholders would be treated as ordinary dividends to the extent of XBET’s current and accumulated earnings and profits. Subject to holding period and other requirements, any such dividend would be a qualifying dividend subject to U.S. federal income tax at the lower maximum tax rates applicable to long-term capital gains. To the extent a distribution exceeded XBET’s earnings and profits, it would be treated as a return of capital up to the amount of a shareholder’s basis in its shares and thereafter as gain from the sale of shares. Accordingly, if XBET were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in XBET and on the value of the shares.

The remainder of this summary assumes that XBET is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

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U.S. Shareholders

Tax Consequences of Ownership of Shares

Taxation of XBET’s Income. No U.S. federal income tax is paid by XBET on its income. Instead, XBET files annual information returns, and each U.S. Shareholder is required to report on its U.S. federal income tax return its allocable share of XBET’s income, gain, loss, deduction and credit reported on XBET’s partnership return. These items must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from XBET during the taxable year. As a result, if, for example, XBET recognizes ordinary income in the form of interest on Treasuries and other investments for a taxable year, shareholders must report their share of these items regardless of whether XBET makes any distributions to shareholders. Consequently, a shareholder may be taxed on income or gain recognized by XBET but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because USCF currently does not intend to make distributions, it is likely that a U.S. Shareholder that is allocated income or gain from XBET will be required to pay taxes on its allocable share of such income or gain from sources other than XBET distributions.

Monthly Conventions for Allocations of XBET’s Profit and Loss and Capital Account Restatement. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below, concerning certain conventions to be used by XBET, allocations of XBET income pursuant to the Trust Agreement should be considered as having substantial economic effect or as being in accordance with a shareholder’s interest in XBET.

In situations where a partner’s interest in a partnership is sold or otherwise transferred during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. XBET allocates tax items using an interim closing of the books method under which income, gain, loss, deductions and credits are determined on a monthly “mark-to-market” basis, taking into account XBET’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during the taxable year will then be allocated among the holders of shares in proportion to the number of shares owned by them as of the close of business on the last trading day of the previous month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who holds a share as of the close of business on the last trading day of the previous month will be treated for purposes of making allocations as if it owned the share throughout the current month even if such investor disposes of such share during the current month. For example, an investor who buys a share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he is deemed to hold it through the last day of May) but will not be allocated any of the tax items attributable to April. The tax items attributable to that share for April will be allocated to the person who is the actual or deemed holder of the share as of the close of business on the last trading day of March.

Under the monthly convention, an investor who purchases and sells a share during the same month, and therefore does not hold (and is not deemed to hold) the share at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that share for any period. Accordingly, investors may receive no allocations with respect to shares that they actually held, or may receive allocations with respect to shares attributable to periods that they did not actually hold the shares.

By investing in shares, a U.S. Shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to shareholders by the Trust.

In addition, for any month in which a Creation Basket is issued or a Redemption Basket is redeemed, XBET generally will credit or debit the “book” capital accounts of its existing shareholders with any unrealized gain or loss, on XBET’s assets. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for the differences between the tax basis and fair market value of assets of XBET at the time new shares are issued or outstanding shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among shareholders any unrealized appreciation or depreciation in XBET’s assets existing at the time of a contribution or redemption for book and tax purposes.

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USCF believes that application of the conventions described above is consistent with the intent of the partnership provisions of the Code and the applicable Treasury Regulations, and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with shareholders’ interests in XBET for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with methods permitted under the applicable Treasury Regulations, as well as the legislative history for the provisions that require allocations to appropriately reflect changes in ownership interests. It is possible that the IRS could successfully challenge XBET’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a shareholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. USCF is authorized to revise our allocation method to conform to the requirements of future Treasury Regulations.

The conventions used by XBET in making tax allocations may cause a shareholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by XBET during the period it held its shares. This mismatch between taxable and economic income or loss in some cases may be temporary, reversing itself in a later year when the shares are sold, but could be permanent. For example, a shareholder could be allocated income accruing before it purchased its shares, resulting in an increase in the basis of the shares (see “Tax Basis of Shares”, below). On a subsequent disposition of the shares, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Section 754 election. XBET intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that in connection with a secondary market sale, XBET adjusts the purchaser’s proportionate share of the tax basis of its assets to fair market value, as reflected in the price paid for the shares, as if the purchaser had directly acquired an interest in XBET’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for shares and the tax bases of XBET’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, XBET will use certain simplifying conventions and assumptions. In particular, all transfers of shares in XBET will be deemed to take place at a price (the “single monthly price”) equal to the value of such share at the end of the Business Day during the month in which the transfer takes place on which the value of a share is lowest at close of the market. Adjustments to be made under Sections 734(b) and 743(b) of the Code will be made using the same monthly convention, including by reference to the single monthly price. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some shareholders.

Section 1256 Contracts. For federal income tax purposes, XBET generally is required to use a “mark-to-market” method of accounting under which unrealized gains and losses on instruments constituting “section 1256 contracts” are recognized currently. A section 1256 contract is defined as: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; (2) a forward contract on exchange-traded foreign currencies, where the contracts are traded in the interbank market; (3) a non-equity option traded on or subject to the rules of a qualified board or exchange; (4) a dealer equity option; or (5) a dealer securities futures contract. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract generally is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60 – 40 treatment”).

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to shareholders by XBET, including but not limited to those described below.

A shareholder’s deduction of its allocable share of any loss of XBET is limited to the lesser of (1) the tax basis in its shares or (2) in the case of a shareholder that is an individual or a closely held corporation, the amount which the shareholder is considered to have “at risk” with respect to XBET’s activities. In general, the amount at risk will be a shareholder’s invested capital plus your share of any recourse debt of XBET for which you are liable. Losses in excess of the lesser of tax basis or the amount at risk must be deferred until years in which XBET generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

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Non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

For taxable years beginning before January 1, 2026, otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are not deductible. For taxable years beginning on or after January 1, 2026, such miscellaneous itemized deductions are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe the management fees that XBET pays to USCF and other expenses of XBET constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. In addition, for taxable years beginning on or after January 1, 2026, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or
•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

For taxable years beginning before January 1, 2026, noncorporate shareholders are entitled to a deduction (subject to certain limitations) equal to their “combined qualified business income.” “Combined qualified business income” for this purpose includes 20% of a noncorporate taxpayer’s “qualified publicly traded partnership income.” In general, “qualified publicly traded partnership income” includes a noncorporate taxpayer’s allocable share of “qualified items” of income, gain, deduction, and loss. A “qualified item” for this purpose is an item of income, gain deduction, or loss that is effectively connected with a US trade or business and includible income for the year. As discussed below, although the matter is not free from doubt, XBET believes that the activities directly conducted by XBET will not result in XBET being engaged in a trade or business within in the United States. See “Non-U.S. Shareholders—Withholding on Allocations and Distributions” below. As a result, we do not anticipate that any of our items of income, gain, deduction, or loss will be reported as “qualified publicly traded partnership income” eligible for the deduction for “combined qualified business income.” “Qualified publicly traded partnership income” also includes any gain or loss from the sale of an interest in a partnership to extent attributable to “unrealized receivables” or “inventory” under section 751. (For a discussion of section 751, see “Tax Consequences of Disposition of Shares” below.) A noncorporate taxpayer that recognizes any gain or loss from the sale of an interest in XBET that is attributable to “unrealized receivables” or “inventory” under section 751 should consult with such taxpayer’s tax advisor to determine whether any portion of such gain or loss constitutes “qualified publicly traded partnership income” eligible for the deduction for “combined qualified business income.”

A taxpayer is generally prohibited from deducting business interest to the extent that it exceeds the sum of (i) business interest income of such taxpayer, (ii) 30% of the adjusted taxable income of such taxpayer, plus (iii) the floor plan financing interest of such taxpayer. In the case of partnerships, this determination is made at the partnership level. To the extent that the business income of the partnership exceeds the amount necessary to absorb all of the partnership’s business interest, such excess amount is allocated to the partners as excess business income, which amount may be used against any business interest of the partner (but not any other partnerships). To the extent that the partnership has any disallowed business interest expense, such amount is allocated among the partners, reduces the partners’ outside basis in their partnership interests by their allocable shares, and is carried forward to future years. Such carry forward may only be used as a deduction to the extent that the partnership has excess business income in the future. In the event that a partner transfers a partnership interest with any excess business interest carry forward amounts, such amounts increase the partner’s basis in its partnership interest immediately before the transfer. Although it is not free from doubt, XBET does not anticipate that it will be treated as engaged in a trade or business. As a result, XBET does not anticipate that any portion of its interest expense (if any) will constitute business interest or that shareholders will be allocated any excess business income as a result of holding XBET shares.

Non-corporate shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a shareholder will generally include any interest accrued by XBET and any interest paid or accrued on direct borrowings by a shareholder to purchase or carry its shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

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To the extent that XBET allocates losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by XBET for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because of the limitations discussed above. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your shares. shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on their ability to deduct their allocable share of XBET’s losses and expenses.

Tax Basis of Shares

A shareholder’s tax basis in its shares is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its shares, (2) the amount of non-taxable distributions that it may receive from XBET, and (3) its ability to utilize its distributive share of any losses of XBET on its tax return. A shareholder’s initial tax basis of its shares will equal its cost for the shares plus its share of XBET’s liabilities (if any) at the time of purchase. In general, a shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of XBET as to which the shareholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of XBET that are not partner nonrecourse liabilities as to any shareholder.

A shareholder’s tax basis in its shares generally will be (1) increased by (a) its allocable share of XBET’s taxable income and gain and (b) any additional contributions by the shareholder to XBET and (2) decreased (but not below zero) by (a) its allocable share of XBET’s tax deductions and losses and (b) any distributions by XBET to the shareholder. For this purpose, an increase in a shareholder’s share of XBET’s liabilities will be treated as a contribution of cash by the shareholder to XBET and a decrease in that share will be treated as a distribution of cash by XBET to the shareholder. Pursuant to certain IRS rulings, a shareholder will be required to maintain a single, “unified” basis in all shares that it owns. As a result, when a shareholder that acquired its shares at different prices sells less than all of its shares, such shareholder will not be entitled to specify particular shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its shares to the shares sold.

Treatment of XBET Distributions. If XBET makes non-liquidating distributions to shareholders, such distributions generally will not be taxable to the shareholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain exceptions and adjustments) of marketable securities distributed exceeds the shareholder’s adjusted basis of its interest in XBET immediately before the distribution. Any cash distributions in excess of a shareholder’s tax basis generally will be treated as gain from the sale or exchange of shares.

Tax Consequences of Disposition of Shares

If a shareholder sells its shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the shares sold. A shareholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any XBET debt outstanding.

Gain or loss recognized by a shareholder on the sale or exchange of shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow shareholders to identify and use the actual holding periods for the shares sold for purposes of determining whether the gain or loss recognized on a sale of shares will give rise to long-term or short-term capital gain or loss. It is expected that most shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for shares sold. If a shareholder fails to make the election or is not able to identify the holding periods of the shares sold, the shareholder may have a split holding period in the shares sold. Under such circumstances, a shareholder will be required to determine its holding period in the shares sold by first determining the portion of its entire interest in XBET that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The shareholder would then treat each share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in XBET.

Under Section 751 of the Code, a portion of a shareholder’s gain or loss from the sale of shares (regardless of the holding period for such shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by XBET. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by XBET. However, the short-term capital gain on section 1256 contracts resulting from 60 – 40 treatment, described above, should not be subject to this rule.

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If some or all of a shareholder’s shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the shareholder may be considered as having made a taxable disposition of the loaned shares, in which case —

•	the shareholder may recognize taxable gain or loss to the same extent as if it had sold the shares for cash;
•	any of XBET’s income, gain, loss, deduction or credit allocable to those shares during the period of the loan will not be reportable by the shareholder for tax purposes; and
•	any distributions the shareholder receives with respect to the shares under the loan agreements will be fully taxable to the shareholder, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their shares should consider modifying any applicable brokerage account agreements to prohibit the lending of their shares.

Other Tax Matters

Information Reporting. The Trust will report tax information to the beneficial owners of shares and the IRS. Shareholders of XBET are treated as beneficial owners for federal income tax purposes. Accordingly, XBET will furnish its shareholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the shareholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered beneficial owners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we will treat as a shareholder any person whose shares are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the shares.

Persons who hold an interest in XBET as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of shares acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on shares they acquire, hold or transfer for their own account. The nominee is required to supply the beneficial owner of the shares with the information furnished to XBET. Penalties may apply for failure to report required information.

Partnership Audit Procedures. The IRS may audit the federal income tax returns filed by XBET. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the shareholders.

XBET may be liable for U.S. federal income tax on any “imputed understatement” of tax resulting from an adjustment as a result of an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any shareholder. If XBET is required to pay any U.S. federal income taxes on any imputed understatement, the resulting tax liability would reduce the net assets of XBET and would likely have an adverse impact on the value of the shares. Under certain circumstances, XBET may be eligible to make an election to cause the investors to take into account the amount of any imputed understatement, including any interest and penalties. The ability of a publicly traded partnership such as XBET to make this election is uncertain. If the election is made, XBET would be required to provide investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. The Code generally requires XBET to designate one person as the “partnership representative” who has sole authority to conduct an audit with the IRS, challenge any adjustment in a court of law, and settle any audit or other proceeding. The Trust Agreement will appoint USCF as the partnership representative of XBET.

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Tax Shelter Disclosure Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of certain “reportable transactions” through a disclosure statement attached to a taxpayer’s United States federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or shareholders if a shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its shares, or possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the shares, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Additional Tax on Investment Income. Individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Also included as income subject to the additional 3.8% tax is income from businesses involved in the trading of financial instruments or commodities.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If XBET were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization shareholder of XBET, then in computing its UBTI, the shareholder must include its share of (1) XBET’s gross income from the unrelated trade or business, whether or not distributed, and (2) XBET’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. XBET currently does not anticipate that it will borrow money to acquire investments; however, XBET cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization shareholder that incurs acquisition indebtedness to purchase its shares in XBET may have UBTI.

The federal tax rate applicable to an exempt organization shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the shareholder’s form of organization. XBET may report to each such shareholder information as to the portion, if any, of the shareholder’s income and gains from XBET for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that XBET’s calculation of UBTI will be accepted by the IRS. An exempt organization shareholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as XBET is a qualified publicly traded partnership is made on an annual basis. XBET expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

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Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 37% (39.6% for taxable years beginning after December 31, 2025) for individual shareholders and a rate of 21% for corporate shareholders.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, XBET believes that the activities directly conducted by XBET will not result in XBET being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that XBET’s activities constitute a U.S. trade or business.

In the event that XBET’s activities were considered to constitute a U.S. trade or business, XBET would be required to withhold at the highest rate specified in Code section 1 (currently 37% (39.6% for taxable years beginning after December 31, 2025)) on allocations of our income to individual Non-U.S. Shareholders and the highest rate specified in Code Section 11(b) (currently 21%) on allocations of our income to corporate Non-U.S. Shareholders, when such income is allocated or distributed. A Non-U.S. Shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Shareholder with the mechanism to seek a refund of any withholding in excess of such shareholder’s actual U.S. federal income tax liability. Any amount withheld by XBET will be treated as a distribution to the Non-U.S. Shareholder.

If XBET is not treated as engaged in a U.S. trade or business, a Non-U.S. Shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from XBET or its allocable share of XBET’s income. Amounts withheld on behalf of a Non-U.S. Shareholder will be treated as being distributed to such shareholder.

To the extent any interest income allocated to a Non-U.S. Shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the Non-U.S. Shareholder will be subject to withholding, provided that the Non-U.S. Shareholder is not otherwise engaged in a trade or business in the U.S. and provides XBET with a timely and properly completed and executed IRS Form W-8BEN, W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Trust expects that most of XBET’s interest income will qualify as “portfolio interest.” In order for XBET to avoid withholding on any interest income allocable to Non-U.S. Shareholders that would qualify as “portfolio interest,” it will be necessary for all Non-U.S. Shareholders to provide XBET with a timely and properly completed and executed Form W-8BEN, W-8BEN-E or other applicable form.

Gain from Sale of Shares. Gain from the sale or exchange of shares may be taxable to a Non-U.S. Shareholder if the Non-U.S. Shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain. In addition, if XBET is treated as being engaged in a U.S. trade or business, a portion of the gain on the sale or exchange will be treated as effectively connected income subject to U.S. federal income tax to the extent that a sale of XBET’s assets would give rise to effectively connected income. Although the transferee of a partnership interest is generally required to withhold 10% of the proceeds from the sale of a partnership interest acquired from a non-U.S. partner if any portion of the gain would be treated as effectively connected income, the IRS has issued a notice in which it has indicated that such withholding requirement will not apply to transferees of publicly traded partnership interests until the IRS and Treasury issue regulations implementing such provision. However, this does not relieve a non-U.S. shareholder from U.S. income tax on any gain treated as effectively connected income.

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Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any Non-U.S. Shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Shareholder is a “qualified resident.”

Prospective Non-U.S. Shareholders should consult their tax advisor with regard to these and other issues unique to Non-U.S. Shareholders.

Backup Withholding

XBET may be required to withhold U.S. federal income tax (“backup withholding”) from all payments to: (1) any shareholder who fails to furnish XBET with his, her or its correct taxpayer identification number or a certificate that the shareholder is exempt from backup withholding, and (2) any shareholder with respect to whom the IRS notifies XBET that the shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.

Tax Agent

The beneficial owners who are of a type, as identified by the nominee through whom their shares are held, that do not ordinarily have U.S. federal tax return filing requirements, collectively, Certain K-1 shareholders, have designated USCF as their tax agent, or the Tax Agent, in dealing with the Trust. In light of such designation and pursuant to Treasury Regulation section 1.6031(b)-1T(c), as amended from time to time, the Trust will provide to the Tax Agent Certain K-1 shareholders’ statements as such term is defined under Treasury Regulation section 1.6031(b)-1T(a)(3), as amended from time to time.

Foreign Account Tax Compliance Act Provisions

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and comply with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S.-source interest and dividends. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a non-U.S. shareholder and the status of the intermediaries through which they hold their shares, Non-U.S. shareholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Under certain circumstances, a non-U.S. shareholder might be eligible for refunds or credits of such taxes.

Other Tax Considerations

In addition to federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which XBET does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in XBET. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Eversheds Sutherland (US) LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

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Investment by ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA “plan assets” rules (“plan asset entity”) who has investment discretion should take into account before deciding to invest the plan’s assets in XBET. Employee benefit plans under ERISA, plans under the Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in XBET and the manner in which shares should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in XBET, including the role that an investment in XBET would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in XBET, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in XBET complies with the terms of the plan.

XBET and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);
(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and
(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

USCF believes that the conditions described above are satisfied with respect to the shares of XBET. USCF believes that the shares of XBET therefore constitute publicly-offered securities, and the underlying assets of XBET should not be considered to constitute plan assets of any plan that purchases shares.

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Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, shares may not be purchased with the assets of a plan if USCF, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;
•	exercise any authority or control with respect to management or disposition of the assets of the plan;
•	render investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the plan;
•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or
•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in shares constitutes an arrangement under which XBET is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the shares, (3) the investing plan, by itself, has the authority or influence to cause XBET to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause XBET to engage in such transactions with such person.

Special IRA Rules

Individual retirement accounts (“IRAs”) are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from XBET and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the shares will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and USCF makes no representation regarding whether an investment in shares is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in XBET (and any continued investment in XBET), or the operation and administration of XBET, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in XBET is not to be construed as a representation by the Trust, XBET, USCF, any co-portfolio manager, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in XBET in light of the circumstances of the particular plan, current tax law and ERISA.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. The Administrator keeps a record of all Shareholders and holders of the shares in certificated form in the registry (“Register”). USCF recognizes transfer of shares in certified form only if done in accordance with the Trust Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in DTC.

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Book Entry

Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of investors holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised the Fund as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised the Fund that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or shareholder of any particular series asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of each series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, XBET or USCF on behalf of the Trust or XBET, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over XBET. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of XBET and the Trust to USCF. The Trustee does not provide custodial services with respect to the assets of XBET.

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Recognition of the Trust in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect shareholders against any loss of limited liability, the Trust Agreement provides that each written obligation undertaken by USCF on behalf of the Trust or XBET shall give notice that the obligation is not binding upon the shareholders individually but is binding only upon the assets and property of XBET, and no resort shall be had to the shareholders’ personal property for satisfaction of such obligation. Furthermore, the Trust and XBET indemnify all shareholders of XBET against any liability that such shareholders might incur solely based on their status as shareholders of one or more shares (other than for taxes for which such shareholder is liable under the Trust Agreement).

What is the Plan of Distribution?

Buying and Selling Shares

Most investors buy and sell shares of XBET in secondary market transactions through brokers. Shares trade on the NYSE Arca under the ticker symbol “XBET.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent and Authorized Participants

The offering of XBET’s shares is a best efforts offering. XBET continuously offers Creation Baskets consisting of 50,000 shares through the Marketing Agent, to Authorized Participants. Authorized Participants pay a $350 transaction fee for each order they place to create or redeem one or more baskets. The Marketing Agent receives, for its services as marketing agent to XBET, a marketing fee of [•]% on XBET’s assets up to the first $3 billion and [•]% on XBET’s assets in excess of $3 billion; provided, however, that in no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of XBET calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding shares of XBET. An Authorized Participant is not required to sell any specific number or dollar amount of shares.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, XBET. An Authorized Participant is under no obligation to create or redeem baskets or to offer to the public shares of any baskets it does create.

As of [•], 2018, XBET had the following Authorized Participants: [•].

Because new shares can be created and issued on an ongoing basis, at any point during the life of XBET, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Participant will be a statutory underwriter with respect to the initial purchase of Creation Baskets. In addition, any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from XBET, breaks the basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. In contrast, Authorized Participants may engage in secondary market or other transactions in shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

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Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

USCF intends any broker-dealers selling shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker- dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by USCF, they will not be entitled to receive a discount or commission from the Trust or USCF for their purchases of Creation Baskets.

Calculating Per Share NAV

XBET’s per share NAV is calculated by:

•	Taking the current market value of its total assets, using the same market value and pricing methodology as used by CCINDX, which is described above;
•	Subtracting any liabilities; and
•	Dividing that total by the total number of outstanding shares.

The Administrator calculates the NAV of XBET once each Exchange trading day. The NAV for a normal trading day will be released after 4:00 p.m. New York time. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. New York time. The Administrator will use the value of the Portfolio Cryptocurrencies, that are obtained by the Calculation Agent, using each Portfolio Cryptocurrency’s composite price derived from a combination of (1) 24-hour exchange volume weighted average price of such cryptocurrency published by multiple eligible exchanges selected by the Crescent Crypto Index Committee, and (2) the mid-point price of such cryptocurrency from several OTC liquidity providers selected by the Crescent Crypto Index Committee. The Administrator calculates or determines the value of all other XBET investments using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the Exchange or 4:00 p.m. New York time in accordance with the current Administrative Agency Agreement. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by XBET in the regular course of its business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to XBET for use by investors and market professionals, the NYSE Arca will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing per share NAV of XBET as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the CCINDX as reported by Bloomberg, L.P. or another reporting service.

The indicative fund value share basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the NAV, because per share NAV is calculated only once at the end of each trading day based upon the relevant end of day values of XBET’s investments.

The indicative fund value will be disseminated on a per share basis every 15 seconds during regular the Exchange core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. Treasuries held by XBET will be valued by the Administrator, using rates and points received from client-approved third-party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative fund value.

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The NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the NYSE Arca’s website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of XBET’s shares on the Exchange. Investors and market professionals will be able throughout the trading day to compare the market price of XBET and the indicative fund value. If the market price of XBET’s shares diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if XBET appears to be trading at a discount compared to the indicative fund value, a market professional could buy XBET’s shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of XBET and the indicative fund value and thus can be beneficial to all market participants.

The United States Commodity Index Funds Trust reserves the right to adjust the Share price of XBET in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share, but would have no effect on the net assets of XBET or the proportionate voting rights of shareholders or limited partners.

Creation and Redemption of Shares2

XBET creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to XBET or the distribution by XBET of the amount of Treasuries and/or cash represented by the baskets being created or redeemed, the amount of which is equal to the combined NAV of the number of shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with USCF (each such agreement, an “Authorized Participant Agreement”). The Authorized Participant Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by XBET, without the consent of any limited partner or Shareholder or Authorized Participant. Authorized Participants pay a transaction fee of $350 to XBET for each order they place to create one or more Creation Baskets or to redeem one or more Redemption Baskets. The transaction fee may be reduced, increased or otherwise changed by USCF. Authorized Participants who make deposits with XBET in exchange for baskets receive no fees, commission or other form of compensation or inducement of any kind from either XBET or USCF, and no such person will have any obligation or responsibility to XBET or USCF to effect any sale or resale of shares.

Certain Authorized Participants are expected to be capable of participating directly in the spot markets. Some Authorized Participants or their affiliates may from time to time buy or sell cryptocurrencies and may profit in these instances. USCF believes that the size and operation of the cryptocurrencies market make it unlikely that Authorized Participants’ direct activities in the cryptocurrencies or securities markets will significantly affect the price of the Portfolio Cryptocurrencies or XBET’s shares.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

2 Will in kind contributions of cryptocurrencies be permitted? Will require adaptation, including methods for valuation.

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Under the Authorized Participant Agreement, USCF, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement is attached to this prospectus. The form of Authorized Participant Agreement is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when the Exchange, the New York Stock Exchange. Purchase orders must be placed by [_] a.m., New York time or the close of regular trading on the Exchange, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit Treasuries, cash or a combination of Treasuries and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Participant must also have wired to the Custodian the nonrefundable transaction fee due for the purchase order. Authorized Participants may not withdraw a creation request, except as otherwise set forth in the procedures in the Authorized Participant Agreement.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of XBET, and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC transaction (through itself or a designated acceptable broker) with XBET for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and types of contracts specified shall be determined by USCF, in its sole discretion, to meet XBET’s investment objective and shall be purchased as a result of the Authorized Participant’s purchase of shares.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of XBET (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of shares to be created under the purchase order is in proportion to the total number of shares outstanding on the purchase order date. USCF determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash, that may be included in deposits to create baskets. The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day. The amount of cash deposit required is the difference between the aggregate market value of the Treasuries required to be included in a Creation Basket Deposit as of 4:00 pm New York time on the date the order to purchase is properly received and the total required deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for transferring to XBET’s account with the Custodian the required amount of Treasuries and/or cash by noon New York time on the second business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Participant’s DTC account on the second business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of XBET shall be borne solely by the Authorized Participant.

Because orders to purchase baskets must be placed by 10:30 a.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. XBET’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

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Rejection of Purchase Orders

USCF acting by itself or through the Marketing Agent shall have the absolute right, but shall have no obligation, to reject any purchase order or Creation Basket Deposit if USCF determines that:

•	the purchase order or Creation Basket Deposit is not in proper form;
•	it would not be in the best interest of the shareholders of XBET;
•	due to position limits or otherwise, investment alternatives that will enable XBET to meet its investment objective are not available to XBET at that time;
•	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to XBET or its shareholders;
•	the acceptance or receipt of which would, in the opinion of counsel to USCF, be unlawful; or
•	circumstances outside the control of USCF, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process Creation Baskets (including if USCF determines that the investments available to XBET at that time will not enable it to meet its investment objective).

None of USCF, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent (“Redemption Order Date”). The redemption procedures allow Authorized Participants to redeem baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the baskets to be redeemed through DTC’s book-entry system to XBET not later than noon New York time on the second business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to USCF’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Participant may not withdraw a redemption order, except as otherwise set forth in the procedures in the Authorized Participant Agreement.

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant agrees to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to XBET’s account with the Custodian no later than 3:00 p.m. New York time on the second business day following the effective date of the redemption order (“Redemption Order Date”), and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC transaction (through itself or a designated acceptable broker) with XBET for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by USCF, in its sole discretion, to meet XBET’s investment objective and shall be sold as a result of the Authorized Participant’s sale of shares.

Determination of Redemption Distribution

The redemption distribution from XBET will consist of a transfer to the redeeming Authorized Participant of an amount of Treasuries and/or cash that is in the same proportion to the total assets of XBET (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of shares to be redeemed under the redemption order is in proportion to the total number of shares outstanding on the date the order is received. USCF, directly or in consultation with the Administrator, determines the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash, that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

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Delivery of Redemption Distribution

The redemption distribution due from XBET will be delivered to the Authorized Participant on the second business day following the redemption order date if, by 3:00 p.m., New York time on such second business day, XBET’s DTC account has been credited with the baskets to be redeemed. If XBET’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if USCF receives the fee applicable to the extension of the redemption distribution date which USCF may, from time to time, determine and the remaining baskets to be redeemed are credited to XBET’s DTC account by 3:00 p.m., New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from USCF, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to XBET’s DTC account by 3:00 p.m., New York time on the second business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as USCF may from time to time determine.

Suspension or Rejection of Redemption Orders

USCF may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as USCF determines to be necessary for the protection of the shareholders. For example, USCF may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of XBET’s assets at an appropriate value to fund a redemption. If USCF has difficulty liquidating XBET’s positions, e.g., because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of USCF, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. USCF acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) USCF determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of USCF, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the shares to be delivered under the Redemption Order. USCF may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 100,000 shares (i.e., two baskets) or less.

Creation and Redemption Transaction Fee

To compensate XBET for its expenses in connection with the creation and redemption of baskets, an Authorized Participant is required to pay a transaction fee to XBET of $[350] per order to create or redeem baskets, regardless of the number of baskets in such order. The transaction fee may be reduced, increased or otherwise changed by USCF. USCF shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify USCF and XBET if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, XBET will create and redeem shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to XBET or the distribution by XBET of the amount of Treasuries and/or cash equal to the aggregate NAV of the number of shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

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As discussed above, Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create. Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on the NYSE Arca, the NAV of the shares at the time the Authorized Participant purchased the Creation Baskets, the NAV of the shares at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the cryptocurrency assets. Baskets are generally redeemed when the price per share is at a discount to the NAV per share. Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with XBET in exchange for baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either XBET or USCF and no such person has any obligation or responsibility to USCF or XBET to effect any sale or resale of shares. Shares trade in the secondary market on the NYSE Arca. Shares are expected to trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per share. The amount of the discount or premium in the trading price relative to the NAV per share may be influenced by various factors, including the number of investors who seek to purchase or sell shares in the secondary market and the liquidity of the cryptocurrency assets. While the shares trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for cryptocurrency assets may be reduced after the close of the futures exchanges. As a result, during this time, trading spreads, and the resulting premium or discount, on the units may widen.

Use of Proceeds

USCF will cause XBET to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. USCF will invest XBET’s assets in Portfolio Cryptocurrencies.

Additional Information About the CCINDX and XBET’s Trading Program

[To be added by subsequent amendment.]

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the shares. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, XBET or USCF has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

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SUMMARY OF PROMOTIONAL AND SALES MATERIAL

XBET uses the following sales material it has prepared:

•	XBET’s website, www.uscfinvestments.com; and
•	XBET Fact Sheet found on XBET’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

REGULATORY CONSIDERATIONS

U.S. Federal Regulations

On May 7, 2014 the SEC published an investor alert that highlighted fraud and other concerns relating to certain investment programs denominated in Bitcoin and fraudulent and unregistered investment schemes targeted at participants in online Bitcoin forums. On July 25, 2017, the SEC issued a Report of Investigation (“Report”) which concluded that under certain circumstances digital assets or tokens issued for the purpose of raising funds may involve the issuance of securities within the meaning of the federal securities laws. The Report emphasized that whether a digital asset is a security is based on the particular facts and circumstances, including the economic realities of the transactions. The SEC has also issued many public statements on the risks surrounding digital assets and cryptocurrency exchanges, including the SEC’s “Statement on Potentially Unlawful Online Platforms for Trading Digital Assets” on March 7, 2018, and the SEC’s “Statement on Digital Asset Securities Issuance and Trading” on November 16, 2018. The SEC continues to take enforcement action against persons or entities misusing Bitcoin in connection with fraudulent schemes (i.e., Ponzi schemes), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. Some of the more notable SEC actions include the following,

•	On July 26, 2018, the SEC issued an order rejecting a proposed rule change from Bats BZX Exchange, Inc. to list shares of the Winklevoss Bitcoin Trust, which would have been the first SEC registered Bitcoin exchange-traded product. Notably, the full SEC Commission voted on the proposed rule change, with SEC Commissioner Hester Peirce dissenting from the order to reject the Bitcoin fund.

•	On October 22, 2018, the SEC suspended trading in the securities of a company amid questions surrounding its statements about partnering with a claimed SEC-qualified custodian for use with cryptocurrency transactions and a purportedly registered public offering of preferred stock.

•	On November 8, 2018, the SEC settled charges against the founder of EtherDelta, a digital securities platform for operating as an unregistered national securities exchange, which was the SEC’s first enforcement action against such unregistered exchange of digital asset securities.

•	On November 16, 2018, the SEC announced the settlement of charges against two companies that sold digital tokens in initial coin offerings, which were the SEC’s first cases imposing civil penalties solely not registering the digital token initial coins as securities with the SEC.

On September 17, 2015, the CFTC provided additional clarity regarding the regulatory treatment of Bitcoin in the Coinflip civil enforcement case. The CFTC determined that Bitcoin and other cryptocurrencies are subject to regulations as commodities under the CEA. Based on this determination, the CFTC has applied certain CEA provisions and CFTC regulations Bitcoin derivatives trading platforms. Also of significance,

•	The CFTC took the position that Bitcoin is not encompassed by the definition of currency under the CEA and CFTC regulations. In this regard, the CFTC defined Bitcoin and other “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other cryptocurrencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.”

•	On July 6, 2017, the CFTC granted LedgerX, LLC an order of registration as a Swap Execution Facility for cryptocurrencies and on July 24, 2017, the CFTC approved Ledger X, LLC as the first derivatives clearing organization for cryptocurrency. On September 21, 2017, the CFTC filed a civil enforcement action in federal court against a New York corporation and its principal, charging them with fraud, misappropriation, and issuing false account statements in connection with a Ponzi scheme involving investments in Bitcoin, which the CFTC asserted is a commodity subject to its jurisdiction.
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•	On October 17, 2017, the CFTC’s LabCFTC office issued “A CFTC Primer on Virtual Currencies” (“Primer”). As noted in the Primer, the CFTC staff does not claim general jurisdiction over “spot” or cash-market exchanges and transactions involving virtual currencies that do not utilize margin, leverage or financing. The CFTC staff does, however, claim jurisdiction over instances of fraud or manipulation involving virtual currencies, even in the case of spot or cash-market exchanges and transactions involving virtual currencies that do not utilize margin, leverage or financing.

•	On December 1, 2017, the CFTC approved the self-certification of binary Bitcoin options for the Cantor Exchange and exchange-traded Bitcoin futures contracts for the Chicago Mercantile Exchange Inc. and CBOE Futures Exchange.

•	On December 15, 2017, the CFTC issued a proposed interpretation of the “actual delivery” requirements with respect to virtual currencies under the CEA. In this regard, Section 2(c)(2)(D) of the CEA provides the CFTC with direct oversight authority over “retail commodity transactions” – defined as agreements, contracts or transactions in any commodity that are entered into with, or offered to retail market participants on a leveraged or margined basis, or financed by the offeror, the counterparty or a person acting in concert with the offeror or counterparty on a similar basis.

Such a transaction is subject to the CEA “as if” it were a commodity future. The statute contains an exception for contracts of sale that result in “actual delivery” within 28 days from the date of the transaction. The proposed interpretation establishes two primary factors necessary to demonstrate “actual delivery” of retail commodity transactions in virtual currency: (1) a customer having the ability to: (i) take possession and control of the entire quantity of the commodity, whether it was purchased on margin, or using leverage, or any other financing arrangement, and (ii) use it freely in commerce (both within and away from any particular platform) no later than 28 days from the date of the transaction; and (2) the offeror and counterparty seller (including any of their respective affiliates or other persons acting in concert with the offeror or counterparty seller on a similar basis) not retaining any interest in or control over any of the commodity purchased on margin, leverage, or other financing arrangement at the expiration of 28 days from the date of the transaction.

On March 18, 2013, the Financial Crimes Enforcement Network (“FinCEN”) a bureau of the US Department of the Treasury, issued interpretive guidance relating to the application of the Bank Secrecy Act to distributing, exchanging and transmitting “virtual currencies.” More specifically, it determined that a user of cryptocurrencies (such as Bitcoin) for its own account will not be considered a money service business (“MSB”) or be required to register, report and perform recordkeeping; however, an administrator or exchanger of cryptocurrency must be a registered money services business under FinCEN’s money transmitter regulations. As a result, Bitcoin exchanges that deal with U.S. residents or otherwise fall under U.S. jurisdiction are required to obtain licenses and comply with FinCEN regulations. FinCEN released additional guidance clarifying that, under the facts presented, miners acting solely for their own benefit, software developers, hardware manufacturers, escrow service providers and investors in Bitcoin would not be required to register with FinCEN on the basis of such activity alone, but that Bitcoin exchanges, certain types of payment processors and convertible cryptocurrency administrators would likely be required to register with FinCEN on the basis of the activities described in the October 2014 and August 2015 letters. FinCEN has also taken significant enforcement steps against companies alleged to have violated its regulations, including the assessment in July 2017 of a civil money penalty in excess of $110 million against BTC-e for alleged willful violation of U.S. anti-money laundering laws.

On March 13, 2019, the American Bar Association Business Law Section published a white paper called “Digital and Digitized Assets: Federal and State Jurisdictional Issues.” This first of its kind white paper, drafted by the section’s Derivatives and Futures Law Committee, provides a comprehensive survey of the regulation of cryptocurrencies and other digital assets at both the federal and state levels. The white paper provides a background on digital and blockchain technologies; an analysis of the application of the CEA and federal securities laws to transactions in digital assets and cryptocurrencies; an analysis of the current positions and recent enforcement actions of the CFTC and the SEC in this area; an analysis of the legal processes available to the CFTC and SEC to resolve the problematic issues arising from their overlapping and potentially conflicting authority; an analysis of the role and positions of FinCEN; a survey of state laws regulating transactions in digital assets and cryptocurrencies; and a survey of approaches that other countries have taken to regulating these products.

The white paper was prepared by members of the Working Group of the Innovative Digitized Products and Processes Subcommittee of the ABA’s Derivatives and Futures Law Committee with the goal of providing a resource and analytical framework for considering, among others, potential issues of jurisdictional overlap between the CFTC and SEC. It is hoped that the white paper will prove to be a valuable resource for legal practitioners and others who are active in the digital asset arena, as well as for policy makers.

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U.S. State Regulations

In June 2015, the New York Department of Financial Services (the “NYDFS”) finalized a rule that requires most businesses involved in cryptocurrency business activity in or involving New York, excluding merchants and consumers, to apply for a license (“BitLicense”) from the NYDFS and to comply with anti-money laundering, cyber security, consumer protection, and financial and reporting requirements, among others. As an alternative to the BitLicense in New York, firms can apply for a charter to become limited purpose trust companies qualified to engage in cryptocurrency business activity. Other states have considered regimes similar to the BitLicense, or have required digital currency businesses to register with their states as money transmitters, such as Washington and Georgia, which results in cryptocurrency businesses being subject to requirements similar to those of NYDFS’ BitLicense regime.

Certain state regulators, such as the Texas Department of Banking, Kansas Office of the State Bank Commissioner and the Illinois Department of Financial and Professional Regulation, have found that mere transmission of Bitcoin, without activities involving transmission of fiat currency, does not constitute money transmission requiring licensure. The North Carolina Commissioner of Banks has issued guidance providing that North Carolina’s money transmission regulations only apply to the transmission of cryptocurrency and not its use. In June 2014, the State of California adopted legislation that would formally repeal laws that could be interpreted as making illegal the use of Bitcoin or other cryptocurrencies as a means of payment. In July 2017, Delaware amended its General Corporation Law to provide for the creation and maintenance of certain required records by blockchain technology and permit its use for electronic transmission of stockholder communications. Several other states proposed cryptocurrency-related legislation in 2018 that would impose various securities, exchange, and tax regulations on transactions and offerings involving cryptocurrencies.

Proposed Uniform Legal Frameworks

On September 15, 2015, the Conference of State Bank Supervisors finalized their proposed model regulatory framework for state regulation of participants in “virtual currency activities.” The Conference of State Bank Supervisors proposed a framework that is a non-binding model and that would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. In July 2017, the Uniform Law Commission (the “ULC”), a private body of lawyers and legal academics from the several U.S. states, voted to finalize and approve a uniform model state law for the regulation of cryptocurrency businesses, including Bitcoin (the “Uniform Virtual Currency Act”). Having been approved by the ULC, the Uniform Virtual Currency Act now goes to each of the U.S. states and territories for their consideration and would have to be independently adopted, in sum or in part, by state legislatures or regulators on a case-by-case basis. As of September 2018, no state has adopted the Uniform Virtual Currency Act, although it has been proposed in the state legislatures of Connecticut, Hawaii, and Nebraska.

Non-U.S. Regulation

The global regulatory landscape for cryptocurrencies has been inconsistent and continues to evolve. Some countries have taken an accommodating approach to the regulation of cryptocurrencies, while others have banned their use. A number of international organizations and regulatory bodies, both within and across continents, have endeavored to issue guidance and regulations in these areas. Individual countries, too, have sought to do so, often using the guidance of larger international organizations as a springboard, and sometimes even adopting it wholesale.

Europe

Both individual European countries and European institutions have issued a number of statements, guidance, and regulations potentially applicable to cryptocurrencies, blockchain, and initial coin offerings. In November 2017, for example, the European Securities and Markets Authority issued a statement reminding firms involved with cryptocurrencies to “give careful consideration as to whether their activities constitute regulated activities,” and if so, to comply with applicable EU legislation. The European Market Infrastructure Regulation (“EMIR”) similarly governs market clearing activities so blockchain technologies that are used for clearing may thus be subject to EMIR requirements in certain instances. With respect to licensing, cryptocurrency exchanges seeking to offer services in the EU also may seek either a payment institution or an electronic money institution license (or work in partnership with entities that have such licenses).

In December 2017, the European Parliament and the EU Council reached an agreement on proposed amendments to the Fourth Anti- Money Laundering Directive to bring more transparency to improve the prevention of money laundering and to cut off terrorist financing approved in April 2018. These amendments, which member states must implement by January 2020, seek to place cryptocurrency exchanges and custodial wallet providers within the scope of money laundering supervision and aim to provide less anonymity and more traceability, through better customer identification, and strong due diligence. The amendments bring custodial wallet providers and virtual exchange platforms within the EU’s anti-money laundering remit and require them to put in place policies and procedures to “detect, prevent and report money laundering and terrorist financing,” including performing identity checks on their customers and customers’ beneficial owners (where applicable), reporting suspicious transactions, and registering with relevant authorities. More recently, in January 2019, the European Securities and Markets Authority (“ESMA”) published its recommendation to the European Union to clarify existing rules and regulations that apply to cryptocurrencies.

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United Kingdom

The UK’s Financial Conduct Authority (“FCA”), an independent financial regulator and EU Competent Authority in the UK, issued a statement addressing certain aspects of cryptocurrencies in April 2018. According to that statement and related publications, neither the FCA nor the Bank of England currently regulates cryptocurrencies unless they constitute a part of other regulated products or services, and the FCA does not consider cryptocurrencies to be “currencies” or “commodities” for purposes of regulation under the Markets in Financial Instruments Directive (“MiFID II”).

By contrast, because cryptocurrency derivatives are “capable of being financial instruments” under MiFID II, the FCA has determined that firms conducting business in cryptocurrency derivatives in the UK must comply with both applicable FCA rules and relevant provisions in EU regulations. By extension, the FCA has deemed it likely that “dealing in, arranging transactions in, advising on or providing other services that amount to regulated activities in relation to derivatives that reference either cryptocurrencies or tokens issued through an initial coin offering” such as cryptocurrency futures, cryptocurrency contracts for difference, and cryptocurrency options, “will require authorization by the FCA.” Offering products or services requiring FCA authorization without obtaining that authorization constitutes a criminal offense in the UK and may subject a firm to enforcement action.

Switzerland

In late November 2018, the Swiss Federal Council brought into force an amendment to the Swiss Banking Act designed to promote FinTech innovation. Pursuant to that amendment, starting on January 1, 2019, companies that “operate beyond the core activities characteristic of banks”— including cryptocurrency- and blockchain-related firms—“will be able to accept public funds of up to a maximum of CHF 100 million on a professional basis subject to simplified requirements,” provided that they receive special authorization (that is, a license) and “neither invest nor pay interest on these funds.” In December 2018, the Swiss financial markets regulator published guidelines regarding how interested companies may apply for the new FinTech license and what information they must provide, including: a description of the proposed business activity, geographical scope, and clientele; information about the persons responsible for the administration and management of the business; a business plan and budget; and policies regarding risk management, internal controls, and anti-money laundering.

France

In January 2018, the French Minister of the Economy created a working group headed by the former deputy governor of France’s central bank, tasked with developing cryptocurrency regulation. Shortly thereafter, in a March 2018 report, the Bank of France proposed to ban insurance companies, banks, and trust companies from “taking part in deposits and loans in crypto-assets” and prohibit all marketing of crypto-asset savings products to the public, emphasizing the need for regulations to combat money laundering and terrorism financing. The Bank of France does not consider cryptocurrencies to constitute money or legal tender, but they may qualify as “intangible movable property” under French civil law.

Germany

Germany’s BaFin has stated that the country’s existing regulatory framework applicable to other financial services also applies to blockchain technologies, emphasizing that it is not the technology itself that needs regulation, but rather its application in different contexts within the financial sector. BaFin has classified all virtual currencies as “financial instruments” under the German Banking Act, which in turn provides that financial instruments include “securities, money market instruments, foreign exchange units of account, and derivatives.

Asia and Australia

Over the past year, the governments of Japan, South Korea, Australia, Singapore and China have solidified their respective regulatory posture on cryptocurrencies.

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Japan

In 2017, Japan passed an amendment to the Payment Services Act that had two primary regulatory implications: first, it recognized virtual currency as a legal form of payment, and second, it allowed for legal operation of cryptocurrency exchanges once prospective exchanges meet minimum guidelines and register with the Japan Financial Services Agency. Moreover, in the fourth quarter of 2017, the FSA approved the registration of Japan’s sixteen major exchanges. Finally, in April 2018, a self-regulatory body—the Japan Virtual Currency Exchange Industry Association—was founded to strengthen the regulatory framework surrounding cryptocurrency exchanges. It joins a growing Japanese community of self-regulating associations including the Japan Blockchain Association and the Japan Cryptocurrency Business Association, which were similarly designed to raise standards within Japan’s emerging cryptocurrency industry.

South Korea

South Korea’s regulatory posture towards cryptocurrencies has moved towards legitimizing cryptocurrencies by focusing on targeted regulations in an otherwise permissive regulatory environment. The National Assembly announced its plans to pass comprehensive cryptocurrency regulation in the near future. The current proposal focuses on anti-money laundering and know-your-customer provisions and would require exchanges to register with the Financial Services Commission (“FSC”). Moreover, in December 2018, the FSC proposed a series of laws to regulate the ownership and exchange of cryptocurrencies.

Australia

Australia has taken a generally permissive regulatory posture towards cryptocurrencies but has done so cautiously in certain areas (e.g., tax, anti-money laundering and counterterrorism laws) and recently has increased the stringency of relevant regulatory regimes affecting cryptocurrency products. In April 2018, the Australian Transaction Reports and Analysis Centre mandated that all exchanges with a business operation located in Australia register and meet its anti-money laundering and counterterrorism compliance and reporting obligations.

Singapore

Singapore generally has embraced cryptocurrencies and sought to create a permissive environment for their operation largely to attract foreign operators to its market. An exchange platform facilitating secondary trading of cryptocurrency securities must be an approved exchange or market operator by the Monetary Authority of Singapore. However, to date, no cryptocurrency exchanges are so licensed in Singapore, and the existing law governing licensing currently is under a notice and comment period as part of a broader process for amendment.

China

Despite its historical importance to the international cryptocurrency market, China recently has taken a restrictive regulatory posture towards cryptocurrencies. Starting in 2017, China significantly restricted its private cryptocurrency industry. First, it banned domestic initial coin offerings in September 2017. Later that month, it banned all domestic cryptocurrency exchanges, though it did not ban OTC and peer-to-peer trading, nor did it effectively prevent foreign-operated exchanges from interfacing with Chinese consumers. In January 2018, China’s Leading Group on Internet Financial Risks Remediation (the leading internet finance regulatory body in China) ordered all local governments to “actively guide” companies in their regions to exit the cryptocurrency mining industry. In February, the government blocked access to and banned foreign exchanges to sever the loophole that domestic traders had used to avoid the September 2017 domestic exchange ban. The government also suggested it would increase enforcement on “exchange-like” cryptocurrency service providers.

Despite this strict treatment of cryptocurrencies, China has embraced the concept of a government-sanctioned virtual currency and of the blockchain. In March 2018, the Central Bank of China announced its intention to create a sovereign digital currency and suggested that it could accept any virtual currency that had a stabilizing effect on the economy. Moreover, China increased its investment in blockchain technology— including a commitment to fostering the technology in the Communist Party’s most recent five-year plan—and encouraged private sector innovation. Finally, in May 2018, an editorial in a state-owned newspaper made the case for moving towards a cautiously permissive regulatory approach, in which cryptocurrency exchanges and initial coin offering were legal but more heavily regulated. While these changes have not yet widely materialized, their inclusion in a state-owned newspaper suggests an active exploration by the Communist Party of more permissive cryptocurrency regulation.

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U.S. Derivatives Exchanges

Derivatives exchanges, including swap execution facilities that are required under the Dodd-Frank Act, provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board Options Exchange (“CBOE”) (which includes the CFE), the Chicago Mercantile Exchange (“CME”) (which includes, among others, the Chicago Board of Trade (“CBOT”) and the NYSE ARCA) and the Intercontinental Exchange (“ICE”)).

Each derivatives exchange in the United States has an associated “clearing house.” Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearing house do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

If XBET decides to execute derivatives transactions through such derivatives exchanges—and especially if it decides to become a direct member of one or more exchanges or swap execution facilities—XBET would be subject to the rules of the exchange or swap executive facility, which would bring additional risks and liabilities, and potential additional regulatory requirements.

INTELLECTUAL PROPERTY

USCF owns trademark registrations for USCF (U.S. Reg. No. 3638987) for “fund investment services,” in use since June 24, 2008, and USCF UNITED STATES COMMODITY FUNDS LLC & Design (U.S. Reg. No. 4304004) for “fund investment services,” in use since June 24, 2008. USCF relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third-party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations. USCF has been granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an exchange traded fund (ETF) that tracks the price of one or more commodities.]

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of XBET a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, XBET or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, XBET and the shares can also be obtained from XBET’s website, http://www.uscfinvestments.com. XBET’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. USCF will file an updated prospectus annually on behalf of the Trust and XBET pursuant to the 1933 Act. The reports and other information can be inspected online at www.sec.gov.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, XBET’s operations, USCF’s plans and references to XBET’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses USCF has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to USCF’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors Involved with an Investment in XBET” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments USCF anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, XBET’s operations or the value of XBET’s shares.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement on Form S-1 and prior to effectiveness of the registration statement, and after the date of this prospectus but prior to completion of our offering.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019.
•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May 9, 2019.

Privacy Policy

XBET and USCF may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of XBET.

XBET and USCF do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, XBET and USCF restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

XBET and USCF maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom XBET and USCF share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of USCF’s current Privacy Policy, which is applicable to XBET, is provided to investors annually and is also available at http://www.uscfinvestments.com.

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APPENDIX A
Glossary of Defined Terms

In this prospectus, each of the following terms has the meaning set forth after such term:

1933 Act: The Securities Act of 1933.

1940 Act: Investment Company Act of 1940.

Adjusted K-1: a statement to investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate setting forth their proportionate shares of the adjustment.

Administrator: [TBD]

Authorized Participant: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to XBET.

Backup Withholding: U.S. federal income tax that is required to be withheld.

BNO: United States Brent Oil Fund, LP.

Board: USCF’s board of directors.

Business Day: Any day other than a day when the COMEX, NYSE Arca, the New York Stock Exchange is closed for regular trading.

Calculation Agent: [_________]

CCINDX: The Crescent Crypto Core II Index designed by Crescent Crypto Index Services LLC, a wholly owned subsidiary of Crescent Crypto Asset Management, LLC.

CEA: Commodity Exchange Act.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

COMEX: Commodity Exchange, Inc.

Code: Internal Revenue Code.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Concierge: Concierge Technologies Inc., a company publicly traded under the ticker symbol “CNCG.”

Creation Basket: A block of 50,000 shares used by XBET to issue shares.

Creation Basket Deposit: the total deposit required to create each basket.

Crescent: Crescent Crypto Asset Management, LLC.

Cryptocurrency Custodian: [TBD]

Cryptocurrency Custodial Agreement: the custodial agreement with the Cryptocurrency Custodian

Custodian: [TBD]

A-1

DCM: Designated contract market.

DNO: United States Short Oil Fund, LP.

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

DTC Participant: An entity that has an account with DTC.

ECI: Income that is effectively connected with the conduct of a U.S. trade or business.

ERISA: Employee Retirement Income Security Act of 1974.

Exchange Act: The Securities Exchange Act of 1934.

FDAP: Amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business.

FFI: Foreign financial institution.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Futures Exchanges: The COMEX or other futures exchanges that trade cryptocurrency derivatives.

IGA: Intergovernmental agreement.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

IRA: Individual retirement account.

IRS: U.S. Internal Revenue Service.

LLC Agreement: USCF’s Sixth Amended and Restated Limited Liability Company Agreement, dated as of May 15, 2015 (as amended from time to time).

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

Management Directors: the four management directors that make up USCF’s board of directors.

Marketing Agent: [__________________________]

NAV: Net asset value of XBET.

NFA: National Futures Association.

NYSE Arca: NYSE Arca, Inc.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

OTC Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded OTC or off organized exchanges.

Redemption Basket: A block of 50,000 shares used by XBET to redeem shares.

Redemption Order Date: The date a redemption order is received in satisfactory form and approved by the Marketing Agent.

Register: The record of all Shareholders and holders of the shares in certificated form kept by the Administrator.

A-2

Related Public Funds: United States 12 Month Natural Gas Fund, LP (“UNL”); United States 12 Month Oil Fund, LP (“USL”); United States Brent Oil Fund, LP (“BNO”); United States Diesel-Heating Oil Fund, LP (“UHN”); United States Gasoline Fund, LP (“UGA”); United States Natural Gas Fund, LP (“UNG”); United States Oil Fund, LP (“USO”); United States Short Oil Fund, LP (“DNO”); United States Agriculture Index Fund (“USAG”); United States Commodity Index Fund (“USCI”); United States 3x Oil Fund (“USOU”); the United States 3x Short Oil Fund (“USOD”).

Selection Date: The last business day of the calendar month with respect to XBET.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the OTC market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

SEF: A swap execution facility.

Shareholders: Holders of units.

Shares: Common shares representing fractional undivided beneficial interests in XBET.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Tracking Error: Possibility that the daily NAV of a Fund will not track the Applicable Index.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust: United States Commodity Index Funds Trust.

Trust Agreement: The Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of December 15, 2017.

UBTI: Unrelated business taxable income.

UGA: United States Gasoline Fund, LP.

UHN: United States Diesel-Heating Oil Fund, LP.

UNG: United States Natural Gas Fund, LP.

UNL: United States 12 Month Natural Gas Fund, LP.

USAG: United States Agriculture Index Fund.

USCF: USCF of XBET, United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of XBET and other Funds.

USCI: United States Commodity Index Fund.

USL: United States 12 Month Oil Fund, LP.

USO: United States Oil Fund, LP.

USOD: United States 3x Oil Fund.

USOU: United States 3x Short Oil Fund.

Valuation Day: Any day as of which XBET calculates its NAV.

Wainwright: Wainwright Holdings, Inc.

XBET: USCF Crescent Crypto Index Fund.

You: The owner or holder of shares.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the shares pursuant to the prospectus contained in this registration statement.

Amount SEC registration fee (actual)	$	*
NYSE Arca Listing Fee (actual)	$	*
FINRA filing fees (actual)	$	*
Blue Sky expenses		N/A
Auditor’s fees and expenses (estimate)	$	*
Legal fees and expenses (estimate)	$	*
Printing expenses (estimate)	$	*
Total	$	*

* To be provided by amendment.

Item 14.	Indemnification of Directors and Officers

USCF, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the United States Commodity Index Funds Trust (the “Trust”), USCF Crescent Crypto Index Fund ( “XBET”), or to any shareholder for any loss suffered by the Trust or XBET which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or XBET and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegatee selected by USCF with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegatee or any other person selected by USCF to provide services to the Trust.

USCF shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or XBET, as applicable, provided that (i) USCF was acting on behalf of or performing services for the Trust or XBET, as applicable and has determined, in good faith, that such course of conduct was in the best interests of the Trust or XBET, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust’s Amended and Restated Trust Agreement (“Trust Agreement”) on the part of USCF and (ii) any such indemnification will only be recoverable from the assets of the applicable series. All rights to indemnification permitted provided for under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of USCF, or the withdrawal, adjudication of bankruptcy or insolvency of USCF, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against USCF.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against USCF shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by USCF on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) USCF undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

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The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. USCF also indemnifies the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for to the extent resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Item 15.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description

3.1(1)	Certificate of Statutory Trust of the registrant.

3.2(2)	Fourth Amended and Restated Declaration of Trust and Trust Agreement.

3.3(3)	Sixth Amended and Restated Limited Liability Company Agreement of Sponsor.

5.1**	Opinion of [ ] relating to the legality of the shares.

8.1**	Opinion of Eversheds Sutherland (US) LLP with respect to federal income tax consequences.

10.1 **	Form of Authorized Purchaser Agreement.

10.2**	Form of Marketing Agent Agreement.

10.3**	Form of Custodian Agreement.

10.4**	Form of Administrative Agency Agreement.

10.5**	Licensing Agreement.

10.6**	Advisory Agreement.

23.1(a)**	Consent of Eversheds Sutherland (US) LLP.

23.1(b)**	Consent of [ ]

23.2*	Consent of independent registered public accounting firm.

**	To be filed by amendment.

(1)	Incorporated by reference to the initial Registration Statement on Form S-1 (File No. 333-164024) filed on December 24, 2009.
(2)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on December 15, 2017.
(3)	Incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 11, 2016.
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Item 16.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement..

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) To send to the trustee at least on an annual basis a detailed statement of any transactions with USCF or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to USCF or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(2) To provide to the trustee the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on May 9, 2019.

UNITED STATES COMMODITY INDEX FUNDS TRUST

By:	United States Commodity Funds LLC, as Sponsor

By:	/s/ John P. Love
John P. Love
President and Chief Executive Officer of

The undersigned directors and officers of the Sponsor of United States Commodity Index Funds Trust hereby constitute and appoint John P. Love and Stuart P. Crumbaugh and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this registration statement on Form S-1 and any and all amendments thereto, including pre-effective and post-effective amendments to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ John P. Love	President, Chief Executive Officer, and Management Director	May 9, 2019
John P. Love
(Principal Executive Officer)
/s/ Stuart P. Crumbaugh	Chief Financial Officer	May 9, 2019
Stuart P. Crumbaugh	(Principal Financial and Accounting Officer)

/s/ Nicholas D. Gerber	Management Director	May 9, 2019
Nicholas D. Gerber

/s/ Andrew F Ngim	Management Director	May 9, 2019
Andrew F Ngim

/s/ Robert L. Nguyen	Management Director	May 9, 2019
Robert L. Nguyen

/s/ Peter M. Robinson	Independent Director	May 9, 2019
Peter M. Robinson

/s/ Gordon L. Ellis	Independent Director	May 9, 2019
Gordon L. Ellis

/s/ Malcolm R. Fobes III	Independent Director	May 9, 2019
Malcolm R. Fobes III
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